EXECUTION



                     $500,000,000 REVOLVING CREDIT FACILITY





               THIRD AMENDED AND RESTATED REVOLVING LOAN AGREEMENT



                                      among


                              DEL WEBB CORPORATION,


                             THE BANKS NAMED HEREIN,



                BANK OF AMERICA, N. A., as Administrative Agent,



                       BANK ONE, NA, as Syndication Agent,

                  FLEET NATIONAL BANK, as Documentation Agent,

                                       and

     BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Sole Book Manager




                            Dated as of June 22, 2000

                                TABLE OF CONTENTS
                                                                            Page
Article 1
DEFINITIONS AND ACCOUNTING TERMS ............................................  1
        1.1    Defined Terms ................................................  1
        1.2    Use of Defined Terms ......................................... 26
        1.3    Accounting Terms ............................................. 26
        1.4    Rounding ..................................................... 26
        1.5    Exhibits and Schedules ....................................... 27
        1.6    References to "Borrower and its Subsidiaries" ................ 27
        1.7    Miscellaneous Terms .......................................... 27

Article 2
LOANS ....................................................................... 28
        2.1    Loans- General ............................................... 28
        2.2    Prime Rate Loans ............................................. 29
        2.3    LIBOR Rate Loans ............................................. 30
        2.4    Voluntary Reduction of Commitments ........................... 30
        2.5    Extension of Maturity Date/ Reduction of Commitments ......... 31
        2.6    Optional Termination of Commitments .......................... 32
        2.7    Automatic Termination of Commitments ......................... 32
        2.8    Administrative Agent's Right to Assume Funds
                 Available for Advances ..................................... 32
        2.9    Adjusting Purchase Payments .................................. 33
        2.10   Substitute Credit Facility ................................... 33
        2.11   Senior Debt .................................................. 33
        2.12   Letters of Credit ............................................ 33
        2.13   Swing Line ................................................... 37

Article 3
PAYMENTS AND FEES ........................................................... 40
        3.1    Principal and Interest ....................................... 40
        3.2    Arrangement and Agency Fees .................................. 41
        3.3    Upfront Fee .................................................. 41
        3.4    Facility and Commitment Fees ................................. 42
        3.5    Increased Commitment Costs ................................... 43
        3.6    LIBOR Costs and Related Matters .............................. 43
        3.7    Late Payments ................................................ 47
        3.8    Computation of Interest and Fees ............................. 47
        3.9    Non- Banking Days ............................................ 47
        3.10   Manner and Treatment of Payments ............................. 47
        3.11   Funding Sources .............................................. 48
        3.12   Failure to Charge Not Subsequent Waiver ...................... 48

        3.13    Administrative Agent's Right to Assume
                  Payments Will be Made by Borrower ......................... 49
        3.14    Fee Determination Detail .................................... 49
        3.15    Survivability ............................................... 49
        3.16    Accruals Under Pre- Existing Loan Documents ................. 49

Article 4
REPRESENTATIONS AND WARRANTIES .............................................. 50
        4.1    Existence and Qualification; Power; Compliance
                 With Laws................................................... 50
        4.2    Authority; Compliance With Other Agreements and
                 Instruments and Gov......................................... 50
        4.3    No Governmental Approvals Required ........................... 51
        4.4    Subsidiaries ................................................. 51
        4.5    Financial Statements ......................................... 52
        4.6    No Other Liabilities; No Material Adverse Changes ............ 52
        4.7    Title to Property ............................................ 52
        4.8    Intangible Assets ............................................ 52
        4.9    Public Utility Holding Company Act ........................... 53
        4.10    Litigation .................................................. 53
        4.11    Binding Obligations ......................................... 53
        4.12    No Default .................................................. 53
        4.13    ERISA ....................................................... 53
        4.14    Regulations T, U and X; Investment Company Act .............. 54
        4.15    Disclosure .................................................. 54
        4.16    Tax Liability ............................................... 54
        4.17    Strategic Plan .............................................. 54
        4.18    Hazardous Materials. ........................................ 54
        4.19    Subsidiary Mortgages and Subsidiary Notes ................... 55

Article 5
AFFIRMATIVE COVENANTS
(OTHER THAN INFORMATION AND
REPORTING REQUIREMENTS) ..................................................... 56
        5.1    Payment of Taxes and Other Potential Liens ................... 56
        5.2    Preservation of Existence .................................... 56
        5.3    Maintenance of Properties .................................... 56
        5.4    Maintenance of Insurance ..................................... 56
        5.5    Compliance With Laws ......................................... 57
        5.6    Inspection Rights ............................................ 57
        5.7    Keeping of Records and Books of Account ...................... 57
        5.8    Compliance With Agreements ................................... 57
        5.9    Use of Proceeds .............................................. 57
        5.10    New Guarantor Subsidiaries .................................. 57

        5.11    Hazardous Materials Laws .................................... 58
        5.12    Subsidiary Mortgages and Subsidiary Notes ................... 58

Article 6
NEGATIVE COVENANTS .......................................................... 59
        6.1    Prepayment of Indebtedness ................................... 59
        6.2    Payment of Subordinated Obligations .......................... 59
        6.3    Mergers and Sale of Assets ................................... 60
        6.4    Hostile Tender Offers ........................................ 60
        6.5    Distributions ................................................ 60
        6.6    ERISA ........................................................ 61
        6.7    Change in Nature of Business ................................. 61
        6.8    Liens ........................................................ 61
        6.9 Indebtedness .................................................... 63
        6.10    Transactions with Affiliates ................................ 64
        6.11    Tangible Net Worth .......................................... 64
        6.12    Consolidated Fixed Charge Coverage .......................... 64
        6.13    Debt to Net Worth ........................................... 65
        6.14    Adjusted Senior Debt to Net Worth ........................... 65
        6.15    Liquidity ................................................... 65
        6.16    Investments ................................................. 65
        6.17    Unentitled Land ............................................. 66
        6.18    Unsold Homes in Production .................................. 67
        6.19    REIT Subsidiary; Subsidiary Notes and Mortgages ............. 67

Article 7
INFORMATION AND REPORTING REQUIREMENTS ...................................... 69
        7.1    Financial and Business Information ........................... 69
        7.2    Compliance Certificates ...................................... 71

Article 8
CONDITIONS .................................................................. 73
        8.1    Initial Advances, Etc. ....................................... 73
        8.2    Any Increasing Advance. ...................................... 74
        8.3    Any Advance .................................................. 75
        8.4    Return of Pre- Existing Notes ................................ 76

Article 9
EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT ........................ 77
        9.1    Events of Default ............................................ 77
        9.2    Remedies Upon Event of Default ............................... 79

Article 10
THE ADMINISTRATIVE AGENT .................................................... 82
        10.1    Appointment and Authorization ............................... 82
        10.2    Administrative Agent and Affiliates ......................... 82
        10.3    Proportionate Interest in any Collateral .................... 82
        10.4    Banks' Credit Decisions ..................................... 83
        10.5    Action by Administrative Agent .............................. 83
        10.6    Liability of Administrative Agent ........................... 84
        10.7    Indemnification ............................................. 85
        10.8    Successor Administrative Agent .............................. 85
        10.9    No Obligations of Borrower .................................. 86

Article 11
MISCELLANEOUS ............................................................... 87
        11.1    Cumulative Remedies; No Waiver   ............................ 87
        11.2    Amendments; Consents   ...................................... 87
        11.3    Costs, Expenses and Taxes ................................... 88
        11.4    Nature of Banks' Obligations ................................ 89
        11.5    Survival of Representations and Warranties .................. 89
        11.6    Notices ..................................................... 89
        11.7    Execution of Loan Documents ................................. 90
        11.8    Binding Effect; Assignment   ................................ 90
        11.9    Sharing of Setoffs .......................................... 92
        11.10    Indemnity by Borrower ...................................... 92
        11.11    Nonliability of the Banks .................................. 94
        11.12    No Third Parties Benefited ................................. 95
        11.13    Further Assurances ......................................... 95
        11.14    Integration ................................................ 95
        11.15    Governing Law .............................................. 95
        11.16    Severability of Provisions ................................. 95
        11.17    Headings ................................................... 96
        11.18    Time of the Essence ........................................ 96
        11.19    Foreign Banks .............................................. 96
        11.20    Hazardous Material Indemnity ............................... 96
        11.21    Reference to Arbitration ................................... 97
        11.22    Confidentiality ............................................ 98

Schedules

1.1       Bank Group Commitments
2.9       Adjusting Purchase Payments
4.3       Governmental Approvals
4.4       Subsidiaries
4.6       Outstanding Indebtedness

4.10     Litigation
6.8       Existing Liens
6.9       Certain Outstanding Credit Commitments
6.16     Existing Investments

Exhibits

A   - Commitment Assignment and Acceptance
B   - Compliance Certificate
C - Indenture for the 10- 1/ 4% Senior Subordinated Debt Due 2010 D - Line A Note E - Line B Note F - Loan Compliance Certificate G-1 - Opinion of Counsel (Inside) G-2 - Opinion of Counsel (Outside) H - Request for Letter of Credit I - Request for Loan J - Subsidiary Guaranty

               THIRD AMENDED AND RESTATED REVOLVING LOAN AGREEMENT

                            Dated as of June 22, 2000


     This THIRD AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (" Agreement") is entered into by and among Del Webb Corporation, a Delaware corporation (" Borrower"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Banks" and individually, a "Bank"), Bank of America, N. A., as Administrative Agent, Bank One, NA, as Syndication Agent, Fleet National Bank, as Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager.

     This Agreement is intended by the parties hereto as an amendment and restatement of the Second Amended Loan Agreement as of the effective date of this Agreement. Amounts outstanding and committed under the Second Amended Loan Agreement and evidenced by the Pre- Existing Notes shall, upon the effectiveness of this Agreement, be deemed to be outstanding and committed hereunder and evidenced by the Notes, subject, however, to all terms and conditions hereunder and under the other Loan Documents, including without limitation the allocation of the Commitments among the Banks as provided herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    Article 1
                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          "9-3/4% Senior Subordinated Debt Due 2003" means the Indebtedness outstanding under Borrower's Indenture, dated March 8, 1993 with respect to $100,000,000 of 9- 3/ 4% Senior Subordinated Debentures due 2003.

          "9.00% Senior Subordinated Debt Due 2006" means the Indebtedness outstanding under Borrower's Indenture, dated February 11, 1994 with respect to $100,000,000 of 9.00% Senior Subordinated Debentures due 2006.

          "9-3/4% Senior Subordinated Debt Due 2008" means the Indebtedness outstanding under Borrower's Indenture, dated January 21, 1997 with respect to $150,000,000 of 9-3/4% Senior Subordinated Debentures due 2008.

          "9-3/8% Senior Subordinated Debt Due 2009" means the Indebtedness outstanding under Borrower's Indenture, dated May 11, 1998, with respect to $200,000,000 of 9-3/8% Senior Subordinated Debentures due 2009.

          "10-1/4% Senior Subordinated Debt Due 2010" means the Indebtedness outstanding under Borrower's Indenture, dated February 18, 1999 with respect to $150,000,000 of 10-1/4% Senior Subordinated Debentures due 2010.

          "Adjusted EBITDA" means, for any Fiscal Year, EBITDA for that Fiscal Year plus net cash proceeds to Borrower from the issuance of capital stock of Borrower (other than Disqualified Stock) during such Fiscal Year plus 50% of net cash proceeds to Borrower from new borrowings constituting Subordinated Obligations during such Fiscal Year minus any amount paid by Borrower during such Fiscal Year for the acquisition or cancellation of capital stock of Borrower and minus any amount paid by Borrower during such Fiscal Year for the repayment or otherwise on account of the principal portion of any Subordinated Obligations, provided that the dollar- for-dollar refinancing of Subordinated Obligations with new Subordinated Obligations during a single Fiscal Year shall not be treated as resulting in either net cash proceeds to Borrower nor a repayment of Subordinated Obligations for these purposes.

          "Adjusted Senior Debt" means, as of any date of determination, Senior Debt as of that date minus (to the extent included in Senior Debt, and without duplication) Non- Recourse Debt as of that date plus Subordinated Obligations with a maturity date of one year or less from such date of determination.

          "Adjusted Total Indebtedness" means, as of any date of determination, Total Indebtedness as of that date minus the aggregate outstanding principal balance (but not in excess of $50,000,000) of Non- Recourse Debt for which a corresponding Lien is permitted pursuant to Section 6.8( d).

          "Adjusting Purchase Payment( s)" has the meaning given that term in
     Section 2.9.

          "Administrative Agent" means Bank of America, N. A., formerly known as Bank of America National Trust and Savings Association, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

          "Administrative Agent's Office" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

          "Advance" means any advance made or to be made by any Bank to Borrower as provided in Article 2, and includes each Prime Rate Advance and LIBOR Rate Advance.

          "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation or other Person.

          "Aggregate Effective Amount" means, as of any date of determination, the sum of (a) the aggregate drawable face amount of all Letters of Credit then outstanding plus (b) the aggregate amount paid by the Issuing Bank under Letters of Credit that has not yet been reimbursed to the Issuing Bank by Borrower pursuant to Section 2.12( d) or by way of Advances made pursuant to Section 2.12( e).

          "Agreement" means this Third Amended and Restated Revolving Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Applicable Federal Funds Rate" means, as of any date of determination, the rate per annum equal to the greater of (a) the Federal Funds Rate in effect on such date and (b) if funds are not reasonably available to the Swing Line Bank at the Federal Funds Rate to fund a Swing Line Loan, such rate as reasonably determined by the Swing Line Bank as representing its cost of funding the Swing Line Loan.

          "Applicable LIBOR Spread" means, as of any date of determination, the interest rate spread set forth below opposite the Applicable Pricing Level as of such date:

                    Applicable
                   Pricing Level                  LIBOR Spread
                   -------------                  ------------

                        I                             1.45%
                        II                            1.60%
                        III                           1.70%

     Applicable Pricing Level III shall be eliminated beginning January 1, 2002.

          "Applicable Pricing Level" means, for any day during a Pricing Period, the pricing level set forth below opposite the Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

                                              Leverage Ratio Applicable to
         Applicable Pricing Level             Pricing Period
         ------------------------             --------------

                  I                           Leverage Ratio of less than or
                                              equal to 1.75 to 1.00

                  II Leverage Ratio of higher than 1.75 to 1.00, but less than or equal to
                                              2.00 to 1.00

                  III                         Leverage Ratio of higher than 2.00
                                              to 1.00;

     provided that if any Compliance Certificate delivered on or about August 31 is subsequently shown by the Compliance Certificate delivered on or about the following October 31 to be in error with respect to its calculation of the Leverage Ratio, then the resulting change in the Applicable Pricing Level shall be made retroactively to the beginning of the relevant Pricing Period. Applicable Pricing Level III shall be eliminated beginning January 1, 2002 and, beginning on such date, Applicable Pricing Level II shall mean a Leverage Ratio of higher than 1.75 to 1.00.

          "Bank of America" means Bank of America, N. A., formerly known as Bank of America National Trust and Savings Association.

          "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in Arizona, California, Massachusetts, New York, Texas or North Carolina.

          "Borrower" means Del Webb Corporation, a Delaware corporation, and its successors and permitted assigns.

          "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

          "Cash" means, when used in connection with any Person, all monetary and non- monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

               (a) Government Securities due within one year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group, in each case due within one year from the making of the Investment;

               (c) certificates of deposit issued by, bank deposits in, LIBOR deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the Laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, LIBOR deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000 in each case due within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15( b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $100,000,000, due within 30 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a registered broker or dealer, as soon as practicable after the making of the Investment;

               (f) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P- 1 by Moody's Investors Service, Inc. or A- 1 by Standard & Poor's Ratings Group, in each case due within 90 days after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Ratings Group, in each case having an investment period not exceeding 50 days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (ii) the aggregate amount of all such Investments does not exceed $15,000,000; and

               (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clauses (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least $1,000,000,000.

          "Cash Land Acquisition Costs" means, for any fiscal period, cash paid by Borrower and its Subsidiaries for land acquisitions during such fiscal period, calculated in a manner consistent with that used in the calculation of "Land acquisitions" as shown under the heading "Reconciliation of net earnings to net cash used for operating activities" in the financial statements delivered to Banks for the Fiscal Quarter ending September 30, 1993.

          "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

          "Change in Control" means any transaction or series of related transactions (a) in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d- 3( a)( 1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the Common Stock, (b) in which any such Unrelated Person or Unrelated Persons acting in concert acquire the concurrent beneficial ownership of 20% or more of the Common Stock subsequent to the Closing Date if, while they continue to hold such 20% ownership, (i) at the first election for the board of directors of Borrower subsequent to such acquisition, individuals who prior to such election were directors of Borrower cease for any reason (other than death or incapacity) to constitute 50% or more of the board of directors of Borrower or (ii) if the terms of all directors of Borrower do not expire at the date of such first election, then at the second election for the board of directors of Borrower subsequent to such acquisition, individuals who prior to such first election were directors of Borrower cease for any reason (other than death or incapacity) to constitute 50% or more of the board of directors of Borrower or (c) constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower of $25,000,000 or more which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease such Indebtedness. For purposes of the foregoing, the term "Unrelated Person" means any Person other than (a) a Subsidiary of Borrower or (b) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.

          "Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Banks of the date that is the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

          "Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit A.

          "Commitments" means, collectively, the Line A Commitment and the Line B Commitment. The respective Pro Rata Shares of the Banks with respect to the Commitments are set forth in Schedule 1.1.

          "Common Stock" means the common stock of Borrower or its successor by merger.

          "Compliance Certificate" means a certificate in the form of Exhibit B (or such modified form as the Administrative Agent may reasonably request), properly completed and signed by a Senior Officer of Borrower.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any date of determination, the value as calculated in the manner specified for such term in the Indenture for the 10- 1/ 4% Senior Subordinated Debt Due 2010, as such Indenture is in effect on the date hereof. A true, correct and complete copy of the Indenture for the 10- 1/ 4% Senior Subordinated Debt Due 2010, as such Indenture is in effect on the date hereof, is attached as Exhibit C. Should the manner of any such calculation become subject to dispute between Borrower and the Banks due to questions of interpretation of such indenture and the incorporation of such terms herein, the reasonable interpretation of the manner of calculation made by the Banks shall be binding on the parties with respect to Sections 8.2( c) and 8.2( d) unless and until the Administrative Agent shall have received written advice from the then current independent auditors of Borrower, in form reasonably acceptable to the Administrative Agent, stating their opinion as to the calculation of such amount.

          "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

          "Default Rate" means the interest rate prescribed in Section 3.7.

          "Deferred Compensation Program" means Borrower's Deferred Compensation Program, as in existence on or after the date of this Agreement.

          "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to Bank of America.

          "Designated LIBOR Market" means, with respect to any LIBOR Rate Loan,
     (a) the London LIBOR Market, or (b) if prime banks in the London LIBOR Markets are at the relevant time not accepting deposits of Dollars, such other LIBOR Market as may from time to time be selected by the Administrative Agent.

          "Disposition" means the sale, transfer or other disposition (" Transfer") of any asset of Borrower or any of its Subsidiaries other than
     (a) a Transfer constituting an Investment or a Distribution, (b) a Transfer of inventory or other assets in the ordinary course of business of Borrower or a Subsidiary on terms Borrower reasonably believes are fair market terms, (c) [intentionally omitted], or (d) in the case of a residential community development being developed by Borrower (i) a Transfer of, or the payment for, common amenities and common areas made to or for the benefit of the community association of such development or (ii) a Transfer of, or the payment for, roads, sewers, utilities, and other on- and off- site improvements, infrastructure items and/ or other assets associated with such development made to or for the benefit of a governmental entity or utility in connection with such development, in either such case provided that such disposition is reasonably necessary or appropriate for the development or betterment of such development and whether or not Borrower may at some future date receive total or partial reimbursement (with or without interest) of the cost (or value) of such Transfer or payment.

          "Disqualified Stock" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is or may be redeemable at the option of the holder thereof, in whole or in part.

          "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase, or other acquisition for Cash or for Property (except capital stock that is not Disqualified Stock) by such Person of any such security, (ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (except capital stock that is not Disqualified Stock) on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (iv) any other payment in Cash or Property (except capital stock that is not Disqualified Stock) by such Person constituting a distribution under applicable Laws with respect to such security.

          "Documentation Agent" means Fleet National Bank, so long as such bank is a Bank hereunder. The Documentation Agent shall have no duties under the Loan Documents beyond those of a Bank.

          "Dollars" or "$" means United States dollars.

          "EBITDA" means, for any fiscal period, the sum of (a) Net Income for that period, without taking into account any extraordinary loss reflected in such Net Income, minus (b) any extraordinary gain reflected in such Net Income, plus (c) depreciation, amortization and all other non- cash expenses of Borrower and its Subsidiaries for that period, plus (d) Interest Expense for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), in each case as determined in accordance with Generally Accepted Accounting Principles and, in the case of items (c), (d) and (e), only to the extent deducted in the determination of Net Income for that period.

          "Eligible Assignee" means any commercial bank having a combined capital and surplus of $100,000,000 or more that is (a) organized under the Laws of the United States of America or any State thereof or (b) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (i) such bank is acting through a branch or agency located in the United States of America and (ii) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 pursuant to Section 11.19 at the time of any assignment pursuant to Section 11.8.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "Event of Default" shall have the meaning provided in Section 9.1.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H. 15( 519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H. 15( 519)") on the preceding Banking Day opposite the caption "Federal funds (effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9: 00 a. m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Fiscal Quarter" means the fiscal quarter of Borrower consisting of a three month fiscal period ending on each September 30, December 31, March 31 and June 30.

          "Fiscal Year" means the fiscal year of Borrower consisting of a twelve month fiscal period ending on each June 30.

          "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

          "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof,
     (b) any governmental or quasi- governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal.

          "Guarantor Subsidiary" means, as of any date of determination, each Subsidiary of Borrower (a) that had on the last day of the Fiscal Quarter then most recently ended total assets (determined in accordance with Generally Accepted Accounting Principles) of $5,000,000 or more; or (b) with respect to whose obligations any guaranty has been given by Borrower or any other Subsidiary.

          "Hazardous Materials" means substances defined as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U. S. C.ss.9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transportation Act, 49 U.
     S. C.ss.1801, et seq., the Resource Conservation and Recovery Act, 42 U. S. C.ss.6901, et seq., the Hazardous Waste Control Law, California Health & Safety Codess.25100, et seq., or in any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

          "Hazardous Materials Laws" means all federal, state or local laws, ordinances, rules or regulations governing the disposal of Hazardous Materials applicable to any of the Real Property.

          "Indebtedness" means, as to any Person, without duplication, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services (excluding trade and other accounts payable incurred in the ordinary course of business and in accordance with Borrower's or the Subsidiary's in question customary trade terms and further excluding obligations with respect to home- buyer deposits and obligations for local governmental assessments and/ or community facility obligations for local services based upon real property ownership and further excluding liabilities to Borrower's employees arising under Special Employee Compensation Programs), including any guaranty for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non- recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person but not contingent reimbursement obligations of such Person associated with surety bonds issued in the ordinary course of such Person's business and (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person.

          "Indentures" means, collectively, the Indenture for the 9- 3/ 4% Senior Subordinated Debt Due 2003, the Indenture for the 9- 3/ 4% Senior Subordinated Debt Due 2008, the Indenture for the 9.00% Senior Subordinated Debt Due 2006, the Indenture for the 9- 3/ 8% Senior Subordinated Debt Due 2009, and the Indenture for the 10- 1/ 4% Senior Subordinated Debt Due 2010.

          "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Interest Differential" means, with respect to any prepayment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a LIBOR Rate Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable pursuant to
     Section 3.1( c) with respect to the LIBOR Rate Loan minus (b) the LIBOR Rate on, or as near as practicable to the date of the prepayment or failure to borrow for a LIBOR Rate Loan commencing on such date and ending on the last day of the Interest Period of the LIBOR Rate Loan so prepaid or which would have been borrowed on such date.

          "Interest Expense" means, with respect to any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable by Borrower and its Subsidiaries (without duplication) for that fiscal period to a lender or seller in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without duplication) by Borrower and its Subsidiaries for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, in each case determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Interest Period" means, with respect to any LIBOR Rate Loan, the related LIBOR Period.

          "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. Unless otherwise specified, the amount of any Investment shall be the amount actually invested (or fair value thereof), without adjustment for subsequent increases or decreases in the value of such Investment. Notwithstanding the foregoing, the provision of credit to support a surety bond issued to secure the performance of real estate development work in the ordinary course of Borrower's or its Subsidiaries' business, for the benefit of any Subsidiary of Borrower, shall not be considered an Investment, although the payment by a Person providing credit on such a surety bond shall be considered an Investment, nor shall any transaction which is excluded from the definition of Disposition by virtue of clause (d) thereof be considered an Investment.

          "Issuing Bank" means Bank of America.

          "KELP Program" means Borrower's Key Executive Life Program, as in existence on or after the date of this Agreement.

          "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Lead Arranger and Sole Book Manager" means Banc of America Securities LLC.

          "Letters of Credit" means the standby letters of credit issued by the Issuing Bank under the Line A Commitment pursuant to Section 2.12 (including letters of credit outstanding on the effective date hereof that were issued under Section 2.12 of the Second Amended Loan Agreement) either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

          "Leverage Ratio" means, as of the end of any Fiscal Quarter, the ratio of (a) Adjusted Total Indebtedness to (b) [Tangible Net Worth plus the aggregate principal balance of all Subordinated Obligations that mature after the then effective Maturity Date (but not in excess of the lesser of $100,000,000 or 25% of Tangible Net Worth)] in each case as of the last day of such Fiscal Quarter.

          "LIBOR Banking Day" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated LIBOR Market.

          "LIBOR Base Rate" means, with respect to any LIBOR Rate Loan, the average of the interest rates per annum (rounded upward to the nearest 1/ 100 of 1%) at which deposits in Dollars are offered by the LIBOR Reference Bank to prime banks in the Designated LIBOR Market at or about 11: 00 a. m., local time in the locale of the Designated LIBOR Market, two (2) LIBOR Banking Days before the first day of the applicable LIBOR Period in an aggregate amount approximately equal to the amount of the Advance made by the LIBOR Reference Bank with respect to such LIBOR Rate Loan and for a period of time comparable to the number of days in the applicable LIBOR Period. The determination of the LIBOR Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

          "LIBOR Lending Office" means, as to each Bank, its office or branch so designated by written notice to Borrower and the Administrative Agent as its LIBOR Lending Office. If no LIBOR Lending Office is designated by a Bank, its LIBOR Lending Office shall be its office at its address for purposes of notices hereunder.

          "LIBOR Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "LIBOR Period" means, as to each LIBOR Rate Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1( b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:

               (a) The first day of any LIBOR  Period  shall be a LIBOR  Banking
          Day;

               (b) Any LIBOR Period that would otherwise end on a day that is not a LIBOR Banking Day shall be extended to the next succeeding LIBOR Banking Day unless such LIBOR Banking Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding LIBOR Banking Day;

               (c) No LIBOR Period with respect to a Loan requested under the Line A Commitment or Line B Commitment, as applicable, shall extend beyond the next date on which such Commitment is to be reduced in accordance with Section 2.5 unless the principal amount of the corresponding LIBOR Rate Loan plus the principal amount of all then outstanding LIBOR Rate Loans under such Commitment having a LIBOR Period ending after said reduction date is less than the amount to which such Commitment is expected to be reduced on said reduction date; and

               (d) No LIBOR Period shall extend beyond the Maturity Date.

          "LIBOR Rate" means, with respect to any LIBOR Rate Loan, an interest rate per annum (rounded upward to the nearest 1/ 100 of one percent) determined pursuant to the following formula:

          LIBOR LIBOR Base Rate Rate = 1.00 - LIBOR Reserve Percentage

          "LIBOR Rate Advance" means an Advance made hereunder and specified to be a LIBOR Rate Advance in accordance with Article 2.

          "LIBOR Rate Loan" means a Loan made hereunder and specified to be a LIBOR Rate Loan in accordance with Article 2.

          "LIBOR Reference Bank" means Bank of America.

          "LIBOR Reserve Percentage" means, with respect to any LIBOR Rate Loan, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/ 100th of 1%) in effect on the date the LIBOR Base Rate for that LIBOR Rate Loan is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Interest Period for such

     LIBOR Rate Loan. The determination by the Administrative Agent of any applicable LIBOR Reserve Percentage shall be conclusive in the absence of manifest error.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, claim, option, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/ or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Line A Commitment" means, subject to Sections 2.4 and 2.5, $407,000,000. The respective Pro Rata Shares of the Banks with respect to the Line A Commitment are set forth in Schedule 1.1.

          "Line B Commitment" means, subject to Sections 2.4 and 2.5, $93,000,000. The respective Pro Rata Shares of the Banks with respect to the Line B Commitment are set forth in Schedule 1.1.

          "Line A Note" means a promissory note made by Borrower to a Bank evidencing the Advances under that Bank's Pro Rata Share of the Line A Commitment, substantially in the form of Exhibit D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Line B Note" means a promissory note made by Borrower to a Bank evidencing the Advances under that Bank's Pro Rata Share of the Line B Commitment, substantially in the form of Exhibit E, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Loan" means the aggregate of the Advances made at any one time by the Banks pursuant to Article 2.

          "Loan Compliance Certificate" means a certification by a Senior Officer of Borrower or by an Assistant Treasurer of Borrower, in the form of Exhibit F, or such other form as may reasonably be required by the Administrative Agent from time to time, that is delivered in connection with a Request for Loan in accordance with Section 8.2( g).

          "Loan Documents" means, collectively, this Agreement, the Notes, the Swing Line Documents, the Subsidiary Guaranty, any Request for Loan, any Compliance

     Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Lot and Amenity Development Costs" means, for any fiscal period, cash paid by Borrower and its Subsidiaries for lot development and amenity development during such fiscal period, calculated in a manner consistent with that used in the calculation of "Lot development" and "Amenity development" as shown under the heading "Reconciliation of net earnings to net cash used for operating activities" in the financial statements delivered to Banks for the Fiscal Quarter ending September 30, 1993.

          "Majority Banks" means (a) as of any date of determination if a Commitment is then in effect, Banks having in the aggregate 66- 2/ 3% or more of the Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated, Banks holding Notes evidencing in the aggregate 66- 2/ 3% or more of the aggregate Indebtedness then evidenced by the Notes and the Swing Line Documents.

          "Margin Stock" means "margin security" as defined in Regulation T and "margin stock" as such term is defined in Regulation U.

          "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of any material Loan Document,
     (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and its Guarantor Subsidiaries, taken as a whole, to perform the Obligations.

          "Maturity Date" means October 31, 2004, subject to extension as provided in Section 2.5.

          "Monthly Interest Period" means the first calendar day of each month to the first calendar day of each succeeding month, calculated from, and including, the first calendar day of each month to, but not including, first calendar day of each succeeding month.

          "Monthly Payment Date" means the fifth Banking Day of each calendar month.

          "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001( a)( 3) of ERISA.

          "Net Change in Housing Inventory" means, for any fiscal period, the net change in homes in production of Borrower and its Subsidiaries during such fiscal period, calculated in a manner consistent with that used in the calculation of "Net change in homes in production" as shown under the heading "Reconciliation of net earnings to net cash used for operating activities" in the financial statements delivered to Banks for the Fiscal Quarter ending September 30, 1993.

          "Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Non- Recourse Debt" means, as of any date of determination (without duplication), any Indebtedness of Borrower or any of its Subsidiaries on that date that is secured by a Lien on Property to the extent the liability for such Indebtedness, and interest thereon, is limited to the security of such Property, without the liability of any Person for any such deficiency. Indebtedness that is otherwise Non- Recourse Debt will not lose its character as Non- Recourse Debt because there is recourse to the Borrower, any of its Subsidiaries or any other Person for (a) environmental warranties or indemnities, (b) indemnities for fraud, misrepresentation or non- payment of rents or profits from secured assets to be paid to the lender or (c) any other matters which are at the relevant time customary in instruments evidencing or securing non- recourse indebtedness.

          "Note" means any of the Line A Notes or Line B Notes.

          "Obligations" means all present and future obligations of every kind or nature of Borrower or any Party at any time and from time to time owed to the Administrative Agent or the Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

          "Opinions of Counsel" means the favorable written legal opinions of
     (a) Robertson C. Jones and (b) Gibson, Dunn & Crutcher LLP, counsel to Borrower and its Guarantor Subsidiaries, substantially in the form of Exhibits G- 1 and G- 2, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

          "Party" means any Person other than the Administrative Agent, the Lead Arranger and Sole Book Manager, the Syndication Agent, the Documentation Agent and the Banks, which now or hereafter is a party to any of the Loan Documents.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3( 2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

          "Permitted Encumbrances" means:

               (a) inchoate Liens incident to construction or maintenance of Real Property; or Liens incident to development, construction or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that no such Real Property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to final judgment, provided that no such Real Property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title to any Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

               (d) easements, exceptions, reservations, or other agreements of any nature that are reasonable and appropriate for the development of the Real Property of Borrower or a Subsidiary which in the aggregate do not materially burden or impair the fair market value or use of such Real Property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held;

               (e) easements, dedications, assessment district or similar liens in connection with municipal financing and/ or community facility obligations and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of Real Property of Borrower or a Subsidiary, and which are granted in the ordinary course of the business of such Borrower or Subsidiary, and which in the aggregate do not materially burden or impair the fair market value or use of such Real Property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held;

               (f) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property in or adjacent to a commercial Real Property project affecting Real Property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

               (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

               (h) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (i) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

               (j) statutory Liens, other than those described in clauses (a) or
          (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, appropriate reserves have been set aside with respect thereto and no property is subject to a material risk of loss or forfeiture;

               (k) covenants, conditions, and restrictions affecting the use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

               (l) rights of tenants under leases and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

               (m) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (n) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (o) Liens consisting of deposits of property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidenc- ing an extension of credit to the depositor) in the ordinary course of business;

               (p) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (q) Liens consisting of deposits of property to secure statutory obligations of Borrower or a Subsidiary of Borrower in the ordinary course of its business;

               (r) Liens, other than Liens for which the underlying obligation calls for the payment of money, that were in existence with respect to a parcel of Real Property prior to its acquisition by Borrower or one of its Subsidiaries and that do not materially impair the intended use of such Real Property;

               (s) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture;

               (t) other non- consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and its Subsidiaries, taken as a whole; and

               (u) an interest, including an option, held by a Person under a contract to purchase Real Property, the sale of which is not prohibited under this Agreement.

          "Permitted REIT Related Liens" mean Liens arising under Subsidiary Mortgages that are at all times unperfected Liens and that otherwise comply with the provisions of Section 6.19 hereof.

          "Person" means an individual or any entity, whether trustee, corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorpo- rated organization, business association, firm, joint venture, Governmental Agency, or otherwise.

          "Plant Expenditures" means, for any fiscal period, Borrower and its Subsidiaries' aggregate cash expenditures made during such fiscal period for the acquisition of furniture, fixtures and equipment.

          "Pre- Existing Loan Documents" mean the Second Amended Loan Agreement and the Pre- Existing Notes and the Subsidiary Guaranty delivered thereunder, as existing immediately prior to the effectiveness of this Agreement.

          "Pre- Existing Notes" means those certain promissory notes delivered under the Second Amended Loan Agreement, as existing immediately prior to the effectiveness of this Agreement.

          "Pricing Period" means the three month periods of (a) June 1 through August 31, (b) September 1 through November 30, (c) December 1 through the last day of February, and (d) March 1 through May 31, and the Leverage Ratio applicable to any Pricing Period shall be the one that is calculated as of the Fiscal Quarter end that falls approximately 61 days prior to the beginning of such Pricing Period.

          "Prime Rate" means the rate of interest publicly announced from time to time by Bank of America as its "prime rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Prime Rate Advance" means an Advance made hereunder and specified to be a Prime Rate Advance in accordance with Article 2.

          "Prime Rate Loan" means a Loan made hereunder and specified to be a Prime Rate Loan in accordance with Article 2.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Pro Rata Share" means, with respect to each Bank, the percentage of the Commitments set forth opposite the name of that Bank on Schedule 1.1.

          "Quarterly Payment Date" means the fifth Banking Day of each January, April, July and October.

          "Real Property" means, as of any date of determination, all real property then or theretofore owned, leased or occupied by Borrower or any of its Subsidiaries.

          "Regulations T, U and X" means Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "REIT Subsidiary" means Asset Seven Corp., an Arizona corporation.

          "Request for Letter of Credit" means a Request for Loan accompanied by a written request for a Letter of Credit substantially in the form of Exhibit H, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

          "Request for Loan" means a written request for a Loan substantially in the form of Exhibit I, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

          "Required Banks" means as of any date of determination, Banks having in the aggregate 80% or more of the Commitments then in effect.

          "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by- laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/ or other action on the part of such other Person.

          "Second Amended Loan Agreement" means that certain Second Amended and Restated Revolving Loan Agreement, by and among Borrower, certain of the Banks, Bank of America, as Agent and Bank One, Arizona, N. A., as Co-Agent, dated as of June 5, 1998, as amended by that certain First Amendment to Second Amended and Restated Revolving Loan Agreement, dated as of February 19, 1999, and that certain Second Amendment to Amended and Restated Revolving Loan Agreement, dated as of July 20, 1999, pursuant to which certain of the Banks agreed to make revolving loans to Borrower in the original aggregate principal amount of up to $500,000,000, as such Second Amended Loan Agreement existed immediately prior to the effectiveness of this Agreement.

          "Senior Debt" means, as of any date of determination, Total Indebtedness as of that date, other than Subordinated Obligations.

          "Senior Officer" means Borrower's (a) chief executive officer, (b) president, (c) chief financial officer, (d) treasurer or (e) vice president and controller.

          "SERP Program" means Borrower's Supplemental Executive Retirement Programs, as in existence on or after the date of this Agreement.

          "Special Employee Compensation Programs" mean the Deferred Compensation Program, the KELP Program and the SERP Program.

          "Special LIBOR Circumstance" means the adoption, on or after the date of this Agreement, of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its LIBOR Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated LIBOR Market generally that are beyond the reasonable control of the Banks.

          "Specified Charges" means, as of the end of any Fiscal Quarter, the sum of (a) Plant Expenditures for the four (4) Fiscal Quarters then ending plus (b) Total Development Expenditures as of such date plus (c) Interest Expense for the four (4) Fiscal Quarters then ending plus (d) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries paid in Cash during the four (4) Fiscal Quarters then ending.

          "Stockholders' Equity" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

          "Strategic Plan" means Borrower's 1995 Strategic Plan, delivered to the Administrative Agent by Borrower under letter dated March 8, 1995.

          "Subordinated Obligations" means, as of any date of determination (without duplication), (a) the 9-3/4% Senior Subordinated Debt Due 2003 outstanding as of such date, (b) the 9.00% Senior Subordinated Debt Due 2006 outstanding as of such date, (c) the 9-3/4% Senior Subordinated Debt Due 2008 outstanding as of such date, (d) the 9-3/8% Senior Subordinated Debt Due 2009 outstanding as of such date, (e) the 10-1/4% Senior Subordinated Debt Due 2010 and (f) any other Indebtedness of Borrower or any of its Subsidiaries on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Banks and does not require any principal repayment thereunder (other than through acceleration) on a date prior to the Maturity Date and contains such other protective terms with respect to senior debt (such as payment blockage) as the Banks may reasonably require. Subordination provisions and protective terms with respect to senior debt under Indebtedness issued publicly or pursuant to Securities and Exchange Commission Rule 144A shall be deemed to be acceptable to the Banks if they include all of those protections given to "Designated Senior Debt", as that term is used in the Indentures for the 9-3/4% Senior Subordinated Debt Due 2003 and the 9.00% Senior Subordinated Debt Due 2006 the 9-3/4% Senior Subordinated Debt Due 2008, the 9-3/8% Senior Subordinated Debt Due 2009 and the 10-1/4% Senior Subordinated
     Debt Due 2010.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations or limited liability companies), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Subsidiary Guaranty" means the continuing guaranty of the Obligations to be executed and delivered by the Guarantor Subsidiaries pursuant to
     Section 8.1(a)(3), in the form of Exhibit J, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplemented.

          "Subsidiary Mortgage" means a mortgage, creating a Lien securing payment of a Subsidiary Note, in the form previously accepted by the Majority Banks under the Second Amended Loan Agreement.

          "Subsidiary Note" means a promissory note, in the form previously accepted by the Majority Banks under the Second Amended Loan Agreement, by a Guarantor Subsidiary payable to the order of Borrower, that is at all times subordinated to the payment in full of all Senior Debt (including without limitation, all Obligations).

          "Substituted Credit Facilities" means (a) the Senior Credit Agreement between Borrower and the Valley National Bank of Arizona, as agent for certain lenders, dated July 17, 1989, as amended, and (b) the Revolving Loan Agreement between Del Webb Communities Inc. and First Interstate Bank of Nevada, as agent for certain lenders, dated June 23, 1988, as amended.

          "Swing Line" means the revolving line of credit established by the Swing Line Bank in favor of Borrower pursuant to Section 2.13.

          "Swing Line Bank" means Bank of America.

          "Swing Line Documents" means the promissory note and any other documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line.

          "Swing Line Loans" means loans made by the Swing Line Bank to Borrower pursuant to Section 2.13.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

          "Syndication Agent" means Bank One, NA, so long as such bank is a Bank hereunder. The Syndication Agent shall have no duties under the Loan Documents beyond those of a Bank.

          "Tangible Net Worth" means, as of any date of determination, the Stockholders' Equity of Borrower and its Subsidiaries on that date minus the aggregate Intangible Assets (not including the value of any intangible deferred tax assets that have been included in the calculation of Intangible Assets for this purpose) of Borrower and its Subsidiaries on that date.

          "Total Development Expenditures" means, as of the last day of any four
     (4) Fiscal Quarter period, Net Change in Housing Inventory plus Lot and Amenity Development Costs plus Cash Land Acquisition Costs for such four
     (4) Fiscal Quarter period, but in no event less than zero.

          "Total Indebtedness" means, as of any date of determination (without duplication), all Indebtedness of Borrower or any of its Subsidiaries on that date.

          "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a Responsible Official of that Person).

          "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Prime Rate Loan or Advance, or a LIBOR Rate Loan or Advance.

          "Unentitled Land" means Real Property (other than Real Property used and reasonably necessary for the general corporate and administrative purposes of Borrower and its Subsidiaries) that does not meet all of the following conditions: (a) its intended use is permissible under the applicable general plan, to the extent required, (b) its intended use is permissible under the applicable specific plan, development agreement or by applicable zoning, to the extent required, (c) the environmental impact report for the intended use, if required, has been certified by the applicable Governmental Agency, (d) the time to file any challenge to the environmental impact report under the California Environmental Quality Act has passed without such a lawsuit being filed or such a lawsuit has been finally resolved successfully, and (e) in states other than California, a status comparable to each of the foregoing, to the extent required, has been met under applicable local Laws.

          "Unsold Home" means a housing unit owned by Borrower or a Guarantor Subsidiary with respect to which construction has begun (measured by the laying of a foundation for such housing unit) and for which a sales contract has not been entered into with, and a cash deposit received from, a consumer purchaser of such housing unit.

     1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.11 through 6.15 would then be calculated in a different manner or with different components, (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Bor- rower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 90 day period following any such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

     1.4 Rounding. Any financial ratios required to be maintained or achieved by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round- up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

     1.7 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation. Unless otherwise specified, reference to any document or agreement shall mean such document or agreement as it may be amended or restated from time to time.

                                    Article 2
                                      LOANS

     2.1 Loans- General.

               (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through and including the Banking Day prior to the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitments, make Advances to Borrower in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding the amount of that Bank's Pro Rata Share of the Commitments; provided that, giving effect to the Loan of which such Advance is a part, (i) the then outstanding principal Indebtedness evidenced by the Line A Notes plus the Aggregate Effective Amount shall not exceed the Line A Commitment, (ii) the then outstanding principal Indebtedness evidenced by the Line B Notes shall not exceed the Line B Commitment and (iii) the then outstanding principal Indebtedness evidenced by the Notes plus the Aggregate Effective Amount plus the Swing Line Outstandings shall not exceed the Commitments. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitments without premium or penalty.

               (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, (iv) in the case of a LIBOR Rate Loan, the Interest Period for such Loan and (v) whether such Loan is to be made under the Line A or Line B Commitment. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Borrower and the Administrative Agent may enter into a memorandum of understanding setting forth specific procedures for such telephonic requests; if the Administrative Agent complies with such procedures (or if no such memorandum is entered into), Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for loan purportedly made by a Responsible Official of Borrower, which hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

               (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, the applicable Commitment, and that Bank's Pro Rata Share of the Loan. Not later than 11: 00 a. m., Pacific time, on the date specified for any Loan

          (which must be a Banking Day), each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in
          Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

               (d) Unless the Majority Banks otherwise consent, each Prime Rate Loan shall be an integral multiple of $1,000,000 and shall be not less than $1,000,000 and each LIBOR Loan shall be an integral multiple of $1,000,000 and shall be not less than $10,000,000.

               (e) The Advances made by each Bank shall be evidenced by that Bank's Line A Note or Line B Note, as applicable.

               (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

               (g) If no Request for Loan (or telephonic request for loan referred to in the second sentence of Section 2.1( b), if applicable) has been made within the requisite notice periods set forth in Sections 2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Line A Notes or Line B Notes, as applicable, then Borrower shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Sec- tion 3.1( e)( i), a Prime Rate Loan under the Line A Commitment or Line B Commitment, as applicable, in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and the Banks shall make the Advances necessary to make such Loan notwithstanding Sections 2.1( b) and 2.2.

               (h) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Banks, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan, provided that no such netting of payments shall be made of a Loan under the Line A Commitment against the repayment of a Loan under the Line B Commitment.

     2.2 Prime Rate Loans. Each request by Borrower for a Prime Rate Loan shall be made pursuant to a Request for Loan, with a concurrent telephone notification, received by the Administrative Agent, at the Administrative Agent's Office (and such additional office of the Administrative Agent as it may designate from time to time), not later than 1: 00 p. m. Pacific time, at least one (1) Banking Day before the date of the requested Prime Rate Loan.

All Loans shall constitute Prime Rate Loans unless properly designated or redesignated as a LIBOR Rate Loan pursuant to Section 2.3.

     2.3 LIBOR Rate Loans.

               (a) Each request by Borrower for a LIBOR Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1( b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office (and such additional office of the Administrative Agent as it may designate from time to time), not later than 9: 00 a. m., Pacific time, at least three (3) LIBOR Banking Days before the first day of the applicable LIBOR Period.

               (b) On the date which is two (2) LIBOR Banking Days before the first day of the applicable LIBOR Period, the Administrative Agent shall confirm its determination of the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

               (c) Unless the Administrative Agent and the Majority Banks otherwise consent, no more than four (4) LIBOR Rate Loans shall be outstanding at any one time.

               (d) Unless the Administrative Agent and the Majority Banks otherwise consent, no LIBOR Rate Loan may be requested during the existence of a Default or Event of Default.

               (e) Nothing contained herein shall require any Bank to fund any LIBOR Rate Advance in the Designated LIBOR Market.

     2.4 Voluntary Reduction of Commitments. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three
(3) Banking Days prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all of the then undisbursed portion of the Line A Commitment or Line B Commitment, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. The Administrative Agent shall promptly notify the Banks of any reduction of a Commitment under this Section 2.4.

     2.5 Extension of Maturity Date/ Reduction of Commitments

               (a) No earlier than 120 days nor later than 60 days prior to January 31, 2002, or any January 31 thereafter, and so long as no Default or Event of Default then exists hereunder, Borrower may make a written request to the Administrative Agent to extend the then existing Maturity Date (the "Prior Maturity Date") for a period of an additional one (1) year. If written consent to such extension request is given by the Required Banks to the Administrative Agent within 45 days of such request by Borrower, then the Maturity Date shall be so extended subject to the payment by Borrower to the Administrative Agent, within 10 days following notice of such consent to Borrower, of an extension fee as may be determined by such consenting Banks. Each such extension fee shall be for the account of the consenting Banks, based upon their pro- rata shares of the Commitments. If written consent is not so given by the Required Banks, no extension of the Maturity Date shall occur, but the request therefor can be renewed within the foregoing periods prior to the Maturity Date in accordance with the procedure set forth above.

               (b) In the event that a request to extend a Maturity Date under clause (a), above, is approved by the Required Banks but less than all of the Banks, then, subject to clause (c), below, the portion of the Commitments attributable to the Banks that did not grant consent to such extension (each, a "Non- Consenting Bank") shall terminate on the Prior Maturity Date.

               (c) In the event that a portion of the Commitments are to be terminated on a Prior Maturity Date pursuant to the terms of clause
          (b), above, Borrower may, at any time until six (6) months prior to the Prior Maturity Date, have the right to arrange for one or more Persons that are either existing Banks or Eligible Assignees (each, for these purposes, a "New Bank") and that (if not an existing Bank) are approved by the Administrative Agent (which approval shall not be unreasonably withheld) purchase all (but not part) of any Non-Consenting Bank's then outstanding Advances, its Notes and its participation interest in outstanding Letters of Credit, and assume its Pro Rata Share of the Commitments and its obligations hereunder. Upon the agreement in writing by one or more New Banks, the Non-Consenting Bank shall be required to assign its Pro Rata Share of the Commitments, together with the Indebtedness then evidenced by its Notes and its participation interest in outstanding Letters of Credit, to the New Bank or New Banks in accordance with Section 11.8. On the date of any such assignment, the Non- Consenting Bank which is being so replaced shall cease to be a "Bank" for all purposes of this Agreement and shall receive (i) from the New Bank or New Banks the principal amount of its Advances then outstanding and (ii) from Borrower all interest and fees accrued and then unpaid with respect to such Advances, together with any other amounts then payable to such Bank by Borrower. In the event the Non- Consenting Bank is also the Issuing Bank, then the New Bank shall become the Issuing Bank for all purposes of this Agreement and shall either (at the Non- Consenting Bank's election, subject to the approval of Borrower, the Administrative Agent and the New Bank (which approvals shall not be unreasonably withheld) and, in the case of clause (A) below, the approval of the applicable Letter of Credit beneficiaries) (A) issue new letters of credit to replace the outstanding Letters of Credit issued by the Non- Consenting Bank, or
          (B) issue new letters of credit to the Non- Consenting Bank in support of the outstanding Letters of Credit issued by the Non- Consenting Bank, whereupon such outstanding Letters of Credit shall no longer be considered "Letters of Credit" under this Agreement, and such new letters of credit shall be considered Letters of Credit for all purposes of this Agreement (including the participation therein by the other Banks pursuant to Section 2.12). Any such purchase by a New Bank pursuant to this clause (c) shall be further evidenced by a revised version of Schedule 1.1 hereto prepared by the Administrative Agent and delivered to Borrower and each of the Banks and replacement Notes delivered by Borrower to the Administrative Agent for distribution to the applicable Banks in exchange for the corresponding existing Notes.

     2.6 Optional Termination of Commitments. Following the occurrence of a Change in Control, the Majority Banks may in their sole and absolute discretion elect, at any time until sixty (60) days immediately subsequent to the later of
(a) such occurrence and (b) receipt of Borrower's written notice to the Administrative Agent of such occurrence, to terminate the Commitments, in which case the Commitments shall be terminated and reduced to zero effective on the date of such election.

     2.7 Automatic Termination of Commitments. The Commitments shall automatically terminate and be reduced to zero upon the occurrence of a Disposition consisting of (a) all or substantially all of the assets of Borrower, or (b) all or substantially all of the capital stock of any Guarantor Subsidiary, or (c) all or substantially all of the assets of any Guarantor Subsidiary, provided that Transfers, not in excess of $20,000,000 in any 12 month period, of all or substantially all of the assets or capital stock of one or more Guarantor Subsidiaries shall not cause the Commitments to automatically terminate.

     2.8 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Bank no later than the Banking Day or LIBOR Banking Day, as applicable, prior to the funding by the Administrative Agent of any Loan that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the total amount of such Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

     2.9 Adjusting Purchase Payments. Principal amounts outstanding under the Line A Commitment or the Line B Commitment of the Second Amended Loan Agreement on the effective date of this Agreement (the "Carryover Principal Balance") remain outstanding under the Line A Commitment or Line B Commitment, as applicable, hereunder. Concurrently with the effectiveness of this Agreement and the making of the initial Loan as provided in Section 8.1, the Banks agree to purchase and sell undivided interests in the Carryover Principal Balance by making or receiving Adjusting Purchase Payments as specified in Schedule 2.9 (the "Adjusting Purchase Payment( s)") so that the Carryover Principal Balance will be properly allocated and owing to the Banks under the Notes in accordance with the Pro- Rata Shares specified in Schedule 1.1. Each Bank making an Adjusting Purchase Payment shall deliver it to the Administrative Agent together with its funding of its initial Advance, and the Administrative Agent shall forward such Adjusting Purchase Payments to the Banks entitled thereto promptly after receipt in accordance with the allocations specified in Schedule 2.9. On the effective date of this Agreement, in addition to any other Advances that may be made, each Bank shall be deemed as having made an Advance in the amount of its Pro- Rata Share of the Carryover Principal Balance. The Aggregate Effective Amount with respect to Letters of Credit outstanding hereunder as of the effective date hereof is $3,164,956. As of the effective date hereof, the Banks shall hold participations in such Letters of Credit as provided in Section 2.12 in accordance with their Pro Rata Shares as specified in Schedule 1.1 hereof.

     2.10 Substitute Credit Facility. Borrower hereby requests, and the parties hereto agree, that the Line B Commitment constitutes a restatement of the Line B Commitment under the Second Amended Loan Agreement.

     2.11 Senior Debt. Without limitation, all outstanding principal and interest under the Notes and the Swing Line Documents constitutes "Senior Debt", as that term is defined in each or any of the Indentures.

     2.12 Letters of Credit.

               (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Line A Commitment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the sum of the aggregate principal amount outstanding under the Line A Notes plus the Aggregate Effective Amount does not exceed the then applicable Line A Commitment, (ii) giving effect to all such Letters of Credit, the sum of the aggregate principal amount outstanding under the Notes plus the Aggregate Effective Amount plus the Swing Line Outstandings does not exceed the then applicable Commitments and (iii) the Aggregate Effective Amount shall not exceed $20,000,000. Each Letter of Credit shall be in a form acceptable to the Issuing Bank. The expiry date of any Letter of Credit shall not extend more than one
          (1) year beyond its issuance date (unless otherwise agreed by the Issuing Bank) nor, in any event, beyond the Maturity Date. A Request for Letter of Credit shall be irrevocable absent the consent of the Issuing Bank.

               (b) Each Request for Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Administrative Agent, at least five
          (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Bank whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon receipt of favorable notice from the Administrative Agent, and promptly after issuing each Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Banks, of the amount and terms thereof.

               (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a participation in such Letter of Credit from the Issuing Bank in a proportion of the total equal to that Bank's Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided. Each Bank that has reimbursed the Issuing Bank pursuant to this Section 2.12( c) for its Pro- Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro- rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower under Section 2.12( d) and shall share, in accordance with that pro- rata participation, in any payment made by Borrower with respect to such claim.

               (d) Borrower agrees to pay to the Issuing Bank through the Administrative Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit no later than one
          (1) Banking Day after demand made
          by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank. Interest on such amount shall accrue at the Prime Rate until the second Banking Day following the payment made by the Issuing Bank with respect to the Letter of Credit, and at the Default Rate thereafter. The prin- cipal amount of any such payment by Borrower shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Should Borrower request a Loan under the Line A Commitment for the purpose of making such payment and make written request to the Administrative Agent to pay the proceeds of the Loan directly to the Issuing Bank, then the amount to be so paid shall be deducted from the Aggregate Effective Amount for purposes of Section 2.1( a) in connection with such Request for Loan.

               (e) If Borrower fails to make the payment required by Section 2.12( d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under Section 2.12( c) the Issuing Bank may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Banks under the Line A Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Articles 2 and 8 shall not apply. The proceeds of such Advances shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

               (f) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be subject to such preconditions as the Issuing Bank may establish.

               (g) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrower under California Uniform Commercial Code Section 5109. Without limiting the foregoing, subject to California Uniform Commercial Code
          Section 5109, Borrower's obligations shall not be affected by any of the following circumstances:

                    (1) any lack of validity or enforceability of the Letter of
               Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (2) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                    (3) the existence of any claim, setoff, defense, or other
               rights which Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                    (4) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                    (5) payment by the Issuing Bank in good faith under the
               Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                    (6) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by docu- ments presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                    (7) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                    (8) the solvency or financial responsibility of any party
               issuing any documents in connection with a Letter of Credit;

                    (9) any failure or delay in notice of shipments or arrival of any property;

                    (10) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                    (11) any error, neglect or default of any correspondent of the Issuing Bank in connection with a Letter of Credit;

                    (12) any consequence arising from acts of God, war,
               insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

                    (13) so long as the Issuing Bank in good faith determines
               that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in con- nection with a Letter of Credit; and

                    (14) where the Issuing Bank has acted in good faith and
               observed general banking usage, any other circumstances whatsoever.

               (h) The Issuing Bank shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.7.

               (i) The rules of the "International Standby Practices of 1998" (ISP98), or such later revision as may be published by the Institute of International Banking Law & Practice, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

               (j) Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit origination fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount established from time to time by the Issuing Bank. Borrower shall also pay to the Administrative Agent for the ratable account of the Banks in accordance with their Pro Rata Shares, a standby letter of credit fee in an amount equal to 1.25% per annum times the face amount of such Letter of Credit, which fee shall be payable quarterly in arrears on each Quarterly Payment Date after the issuance of the Letter of Credit and on the termination or expiration of such Letter of Credit. The Administrative Agent shall promptly make available to the Banks in immediately available funds, pro- rata according to their Pro Rata Shares, the standby letter of credit fees which are for the account of the Banks. Borrower shall also pay transfer fees, check fees, foreign currency exchange fees and costs, and such other fees as the Issuing Bank normally charges in connection with standby letters of credit and activity pursuant thereto, which fees shall be solely for the account of the Issuing Bank.

               (k) To the extent of any inconsistency between the provisions of this Agreement regarding Letters of Credit and those of Exhibit H, the provisions of this Agreement shall govern, provided that the grant of additional (though not contrary) rights or remedies to the Issuing Bank under Exhibit H shall not be construed as inconsistent with the provisions of this Agreement.

     2.13 Swing Line.

               (a) The Swing Line Bank shall from time to time through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (i) giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $25,000,000, (ii) the conditions to an Advance specified in Article 8 have been satisfied, (iii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default, (iv) the Swing Line Bank has not given at least twenty- four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated, (v) after giving effect to such Swing Line Loan, the aggregate outstanding principal evidenced by the Notes plus the Aggregate Effective Amount plus the Swing Line Outstandings shall not exceed the Commitments and
          (vi) Lender shall have received a duly completed and executed Loan Compliance Certificate from Borrower by telecopy. Borrower may borrow, repay and reborrow under this Section 2.13. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request, and delivery of such written request and certification as the Swing Line Bank may designate from time to time, by a Responsible Official of Borrower made to the Swing Line Bank not later than 12: 00 p. m., Pacific time, on the Banking Day of the requested borrowing (in all events, any telephonic request shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If the Swing Line Bank receives repayment of a Swing Line Loan, after 1:
          00 p. m., Pacific time, on a Banking Day, such payment shall be deemed received on the next Banking Day.

               (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the sum of the Applicable Federal Funds Rate plus the Applicable LIBOR Spread plus 0.15%, payable on the date principal is due and in any event on the Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank.

               (c) Each Swing Line Loan shall be payable within five Banking Days after being made by the Swing Line Bank and in any event on the Maturity Date or any earlier date when all other Obligations are due.

               (d) Unless the Administrative Agent otherwise consents, no more than two (2) Swing Line Loans shall be outstanding at any one time.

               (e) Upon the making of a Swing Line Loan in accordance with
          Section 2.13( a), each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share times the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank through the Administrative Agent, each Bank shall, according to its Pro Rata Share, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional (subject only to the making of a demand upon that Bank by the Swing Line Bank) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Bank shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $25,000,000 or to the extent that the Indebtedness evidenced by the Notes plus the Aggregate Effective Amount of all outstanding Letters of Credit plus the Swing Line Outstandings exceeds the Commitments and
          (ii) any Swing Line Loan made (absent the consent of all of the Banks) during the continuation of an Event of Default. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

               (f) Upon any demand for payment of the Swing Line Outstandings by the Swing Line Bank (unless Borrower has made other arrangements acceptable to the Swing Line Bank to repay the Swing Line Outstandings), Borrower shall request a Prime Rate Advance under the Commitments pursuant to Section 2.2 in an amount complying with
          Section 2.1( d) and sufficient to repay the Swing Line Outstandings. The Administrative Agent shall automatically provide such amount to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings) and credit any balance of the Loan in immediately available funds to the Designated Deposit Account. In the event that Borrower fails to request a Prime Rate Advance under the Commitments within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Prime Rate Advances to be made by the Banks under the Commitments in the amount sufficient to repay the Swing Line Outstandings and, for this purpose, the conditions precedent set forth in Section 8.2 shall not apply. The pro- ceeds of such Advances shall be paid to the Swing Line Bank for application to the Swing Line Outstandings.

                                    Article 3
                                PAYMENTS AND FEES

     3.1 Principal and Interest.

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

               (b) Unless previously paid as provided in this Agreement, interest accrued during each Monthly Interest Period on each Prime Rate Loan shall be due and payable on the next succeeding Monthly Payment Date and on the Maturity Date. Except as otherwise provided in
          Section 3.7, the unpaid principal amount of any Prime Rate Loan shall bear interest at a fluctuating rate per annum equal to the Prime Rate. Each change in the interest rate under this Section 3.1( b) due to a change in the Prime Rate shall take effect simultaneously with the corresponding change in the Prime Rate.

               (c) Unless previously paid as provided in this Agreement, interest accrued during each Monthly Interest Period on each LIBOR Rate Loan shall be due and payable on the next succeeding Monthly Payment Date and on the Maturity Date. Except as otherwise provided in Sections 3.1( d) and 3.7, the unpaid principal amount of any LIBOR Rate Loan shall bear interest at a rate per annum equal to the LIBOR Rate for that LIBOR Rate Loan plus the Applicable LIBOR Spread.

               (d) During the existence of a Default or Event of Default, the Majority Banks may determine that any or all then outstanding LIBOR Rate Loans shall be converted to Prime Rate Loans. Such conversion shall be effective upon notice to Borrower from the Majority Banks (or from the Administrative Agent on behalf of the Majority Banks) and shall continue so long as such Default or Event of Default continues to exist.

               (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                    (i) the principal amount of each LIBOR Rate Loan shall be
               payable on the last day of the Interest Period for such Loan;

                    (ii) the amount, if any, by which (A) the outstanding
               principal Indebtedness evidenced by the Line A Notes plus the Aggregate

               Effective Amount at any time exceeds the Line A Commitment, (B) the outstanding principal Indebtedness evidenced by the Line B Notes at any time exceeds the Line B Commitment or (C) the outstanding principal Indebtedness evidenced by the Notes plus the Aggregate Effective Amount plus the Swing Line Outstandings at any time exceeds the Commitments, shall be payable immediately, and shall be applied to the applicable Notes or, if no amount is then outstanding under the applicable Notes, shall be applied and held in a manner specified in Section 9.2( a)( 2); and

                    (iii) the principal Indebtedness evidenced by the Notes
               shall in any event be payable on the Maturity Date.

               (f) The principal Indebtedness under the Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section 3.1( f), (i) any partial prepayment shall be in an integral multiple of $1,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9: 00 a. m. Pacific time on a Banking Day on the date of prepayment in the case of a Prime Rate Loan, and three (3) Banking Days, in the case of a LIBOR Rate Loan, before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan( s) being prepaid, and (iii) any payment or prepayment of all or any part of any LIBOR Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.6( d).

     3.2 Arrangement and Agency Fees. Borrower shall pay to Bank of America arrangement and agency fees in amounts heretofore agreed upon in one or more letter agreements between Borrower and Bank of America. Such fees are solely for the account of Bank of America and are fully earned and nonrefundable upon the applicable due dates. Borrower shall pay the Syndication Agent and the Documentation Agent fees in amounts heretofore agreed upon by letter agreements between Borrower and the Syndication Agent and Borrower and the Documentation Agent. Such fees are solely for the accounts of the Syndication Agent and the Documentation Agent, respectively, and are fully earned and nonrefundable upon the applicable due dates.

     3.3 Upfront Fee. On the Closing Date, Borrower shall pay to Administrative Agent, for the account of the Banks, in accordance with their respective Pro Rata Shares, an upfront fee of $1,250,000. Such fee is fully earned and nonrefundable upon the Closing Date.

     3.4 Facility and Commitment Fees.

               (a) Facility Fee. From and after the Closing Date, Borrower shall pay to the Administrative Agent, for the respective accounts of the Banks, pro rata according to their Pro Rata Shares of the Commitments, a facility fee equal to the percentage shown below, per annum, times the average daily amount of the Commitments. The facility fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

                   Applicable Pricing Level On Applicable Date

                      I                  II               III
                      -                  --               ---
                    0.125%              0.15%            0.15%

     Applicable Pricing Level III shall be eliminated beginning January 1, 2002.

               (b) Unused Commitment Fees. From and after the Closing Date, Borrower shall pay to the Administrative Agent, for the respective accounts of the Banks, pro rata according to their Pro Rata Shares of the Commitments, an unused commitment fee equal to the following indicated percentage per annum times the average daily amount by which the Commitments exceed the sum of the aggregate principal Indebtedness evidenced by the Notes plus the Aggregate Effective Amount plus the Swing Line Outstandings. The unused commitment fee shall be payable quar- terly in arrears on each Quarterly Payment Date and on the Maturity Date.

                                                     Applicable Pricing Level
                                                       on Applicable Date

                                                    I         II         III
                                                    -         --         ---
For such days that the aggregate principal         0.125%    0.125%    0.1875%
Indebtedness evidenced by the Notes plus the Aggregate Effective Amount plus the Swing Line
Outstandings exceeds 66% of the Commitments.

For such days that the aggregate principal        0.2125    0.2125       0.25
Indebtedness evidenced by the Notes plus the Aggregate Effective Amount plus the Swing Line
Outstandings is less than or equal to 66% but greater than 33% of the Commitments.

For such days that the aggregate principal          0.30      0.30      0.325
Indebtedness evidenced by the Notes plus the Aggregate Effective Amount plus the Swing Line Outstandings is equal to or less than 33% of the Commitments.

Applicable Pricing Level III shall be eliminated beginning January 1, 2002.

     3.5 Increased Commitment Costs. If any Bank shall determine that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Bank (or its LIBOR Lending Office) or any corporation controlling the Bank, with any request, guidelines or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) Banking Days after demand of such Bank, Borrower shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause it to make a demand hereunder.

     3.6 LIBOR Costs and Related Matters.

               (a) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance:

                    (1) shall subject any Bank or its LIBOR Lending Office to
               any tax, duty or other charge or cost with respect to any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR Rate Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any LIBOR Rate Advance or any other amounts due under this Agreement in respect of any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR Rate Advances, excluding, in the case of each Bank, the Administrative Agent, and each Eligible Assignee, and any Affiliate or LIBOR Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency after the date of this Agreement) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.19, to the extent such forms are then required by applicable Laws;

                    (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the LIBOR Reserve Percentage taken into account in calculating the LIBOR Rate), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its LIBOR Lending Office; or

                    (3) shall impose on any Bank or its LIBOR Lending Office or the Designated LIBOR Market any other condition affecting any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans, its obligation to make LIBOR Rate Advances or this Agreement, or shall otherwise affect any of the same;

          and the result of any of the foregoing, as determined by such Bank, increases the cost to such Bank or its LIBOR Lending Office of making or maintaining any LIBOR Rate Advance or in respect of any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR Rate Advances or reduces the amount of any sum received or receivable by such Bank or its LIBOR Lending Office with respect to any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR Rate Advances (assuming such Bank's LIBOR Lending Office had funded 100% of its LIBOR Rate Advance in the Designated LIBOR Market), then, within five
          (5) Banking Days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's LIBOR Lending Office had funded 100% of its LIBOR Rate Advance in the Designated LIBOR Market). Borrower hereby indemnifies each Bank against, and agrees to hold each Bank harmless from and reimburse such Bank within five (5) Banking Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by each Bank in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a result of the existence or occurrence of any Special LIBOR Circumstance. A statement of any Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section, and agrees to designate a different LIBOR Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Bank, otherwise be materially disadvantageous to such Bank. If any Bank claims compensation under this Section, Borrower may at any time, upon at least four (4) LIBOR Banking Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.6( d), pay in full the affected LIBOR Rate Advances of such Bank or request that such LIBOR Rate Advances be converted to Prime Rate Advances.

               (b) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance shall, in the opinion of any Bank, make it unlawful, impossible or impracticable for such Bank or its LIBOR Lending Office to make, maintain or fund its portion of any LIBOR Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated LIBOR Market, or to determine or charge interest rates based upon the LIBOR Rate, and such Bank shall so notify the Administrative Agent, then such Bank's obligation to make LIBOR Rate Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Administrative Agent forthwith shall give notice thereof to the other Banks and Borrower. Upon receipt of such notice, the outstanding principal amount of such Bank's LIBOR Rate Advances, together with accrued interest thereon, automatically shall be converted to Prime Rate Advances with Interest Periods corresponding to the LIBOR Loans of which such LIBOR Rate Advances were a part on either (1) the last day of the LIBOR Period( s) applicable to such LIBOR Rate Advances if such Bank may lawfully continue to maintain and fund such LIBOR Rate Advances to such day( s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Rate Advances to such day( s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.6( d). Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Administrative Agent under this
          Section 3.6( b), and agrees to designate a different LIBOR Lending Office if such desig- nation will avoid the need for such notice and will not, in the judgment of such Bank, otherwise be disadvantageous to such Bank. In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Rate Loan, such Bank shall fund such amount as a Prime Rate Advance for the same period of time, and such amount shall be treated in all respects as a Prime Rate Advance. Any Bank whose obligation to make LIBOR Rate Advances has been suspended under this Section 3.6( b) shall promptly notify the Administrative Agent and Borrower of the cessation of the Special LIBOR Circumstance which gave rise to such suspension.

               (c) If, with respect to any proposed LIBOR Rate Loan:

                    (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated LIBOR Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the Designated LIBOR Market for the applicable LIBOR Period; or

                    (2) the Majority Banks advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated LIBOR Market in the relevant amount for the applicable LIBOR Period, or (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable LIBOR Rate Advances;

          then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future LIBOR Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a LIBOR Rate Loan, such Request for Loan shall be deemed to specify a Prime Rate Loan.

                           (d) Upon payment or prepayment of any LIBOR Rate Advance, (other than as the result of a conversion required under Section 3.6( b)), on a day other than the last day in the applicable LIBOR Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a LIBOR Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Bank within five (5) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be, (determined as though 100% of the LIBOR Rate Advance had been funded in the Designated LIBOR Market) equal to the sum of:

                    (1) principal amount of the LIBOR Rate Advance prepaid or
               not borrowed, as the case may be, times [number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable LIBOR Period], divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                    (2) all out- of- pocket expenses incurred by the Bank
               reasonably attributable to such payment, prepayment or failure to borrow.

          Each Bank's determination of the amount of any prepayment fee payable under this Section 3.6( d) shall be conclusive in the absence of manifest error.

     3.7 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Bank is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Prime Rate plus 3%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limi- tation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

     3.8 Computation of Interest and Fees. Computation of interest on LIBOR Rate Loans, Prime Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made. Interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, except that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     3.9 Non- Banking Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

     3.10 Manner and Treatment of Payments.

               (a) Each payment hereunder (except payments pursuant to Sections 3.5, 3.6, 11.3, 11.10 and 11.20) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in immediately available funds (for which evidence may be given by notification of a Fed Funds reference number) not later than 11: 00 a. m., Pacific time, on the day of payment (which must be a Banking Day). All payments received after 11: 00 a. m., Pacific time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Bank shall be immediately paid by the Administrative Agent to the applicable Bank in immediately available funds and, if such payment was received by the Administrative Agent by 11: 00 a. m., Pacific time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Administrative Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

               (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Bank comprising such Loan.

               (c) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding, in the case of each Bank, the Administrative Agent, and each Eligible Assignee, and any Affiliate or LIBOR Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or
          (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency after the date of this Agreement) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.19, to the extent such forms are then required by applicable Laws, (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Bank under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after- Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such Taxes, that Bank shall promptly refund such excess to Borrower.

     3.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan or Advance in any particular place or man- ner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

     3.12 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Bank not to require payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     3.13 Administrative Agent's Right to Assume Payments Will be Made by Borrower. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

     3.14 Fee Determination Detail. The Administrative Agent, and any Bank, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Banks, or that Bank, under Article 3 has been determined, concurrently with demand for such payment.

     3.15 Survivability. All of Borrower's obligations under Sections 3.5 and
3.6 shall survive for ninety (90) days following the date on which the Commitments are terminated and all Loans hereunder are fully paid. Following such termination and repayment, and the expiration of any bankruptcy preference or similar period, each Bank shall cancel and return its Notes to Borrower.

     3.16 Accruals Under Pre- Existing Loan Documents. The accrual of interest and fees payable by Borrower under the Pre- Existing Loan Documents shall be calculated as provided therein through the effective date of this Agreement. Such fees include, without limitation, those specified in Sections 3.2, 3.3 and
3.4 of the Second Amended Loan Agreement. All such accrued interest and fees through the effective date of this Agreement shall, notwithstanding any provision of the Pre- Existing Loan Documents or hereunder to the contrary, be due on the effective date of this Agreement and shall be payable immediately upon submission of an invoice therefor to Borrower by the Administrative Agent. Upon receipt by the Administrative Agent, all such amounts shall be promptly distributed by the Administrative Agent in accordance with the terms of the Pre-Existing Loan Documents.

                                    Article 4
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to the Banks, as of the date hereof and as of the Closing Date, that:

     4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid, non-assessable and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in com- pliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

     4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower and each Guarantor Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate and/ or partnership action, and do not and will not:

               (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, member, manager, security holder or creditor of such Party;

               (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, articles of organization or operating agreement, or partnership agreement, as applicable;

               (c) Result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

               (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and none of Borrower or any Guarantor Subsidiary is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2( e), in any respect that constitutes a Material Adverse Effect.

     4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and the Guarantor Subsidiaries of the Loan Documents to which it is a Party. All authorizations from, or filings with, any Governmental Agency described in
Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

     4.4 Subsidiaries.

               (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary (specifying such owner) and jurisdictions of organization of all Subsidiaries and specifies which thereof, as of the Closing Date, are Guarantor Subsidiaries. Except as described in Schedule 4.4, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in Sched- ule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, non- assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances.

               (b) Each Subsidiary is a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

               (c) Each Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

     4.5 Financial Statements. Borrower has furnished to the Banks (a) the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended June 30, 1999 and (b) the unaudited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Quarter ended March 31, 2000. The financial statements des- cribed in clauses (a) and (b) fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such dates and for such periods, in conformity with Generally Accepted Accounting Principles, consistently applied, provided that the financial statements described in clause (b) need not be accompanied by footnote disclosures.

     4.6 No Other Liabilities; No Material Adverse Changes. Borrower and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in Section 4.5( b), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. Neither Borrower nor any of its Subsidiaries has, as of the Closing Date, any Indebtedness other than under the Loan Documents or as described on Schedule 4.6. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since June 30, 1999, or, as of any date subsequent to the Closing Date, since the Closing Date.

     4.7 Title to Property. Borrower and its Subsidiaries have valid title to the Property reflected in the financial statements described in Section 4.5( b), other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens, other than Liens described in Schedule 6.8 or otherwise permitted by Section
6.8. Schedule 6.8 identifies, without limitation, all Liens on Property of Borrower or any of its Subsidiaries securing an obligation to pay money.

     4.8 Intangible Assets. Borrower and its Guarantor Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

     4.9 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Sched- ule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

     4.11 Binding Obligations. Each of the Loan Documents to which Borrower or any of its Guarantor Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

     4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

     4.13 ERISA.

               (a) With respect to each Pension Plan:

                    (i) such Pension Plan complies in all material respects with
               ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                    (ii) such Pension Plan has not incurred any "accumulated
               funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                    (iii) no "reportable event" (as defined in Section 4043 of
               ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                    (iv) neither Borrower nor any of its Subsidiaries has
               engaged in any non- exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

               (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

     4.14 Regulations T, U and X; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     4.15 Disclosure. No written statement made by a Senior Officer to the Administrative Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

     4.16 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material item or portion of Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     4.17 Strategic Plan. The Strategic Plan was prepared in accordance with Borrower's customary procedures therefor and, in the case of the first year's budget, was approved by Borrower's board of directors and, in the case of subsequent years, represents the final version thereof for such years that was reviewed by Borrower's board of directors.

     4.18 Hazardous Materials. To the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect. No Real Property now owned by Borrower or any of its Subsidiaries, or any portion thereof, is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials. To the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

     4.19 Subsidiary Mortgages and Subsidiary Notes. Borrower has caused each Subsidiary Note and Subsidiary Mortgage existing as of the Closing Date to be transferred in full by the applicable Guarantor Subsidiary to Borrower, and Borrower immediately thereafter transferred all such existing Subsidiary Notes and Subsidiary Mortgages to the REIT Subsidiary.

                                    Article 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

     So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of a Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Majority Banks) otherwise consents:

     5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax, assessment, governmental charge or levy so long as (i) no material item or portion of Property of Borrower and any of its Subsidiaries, taken as a whole, is in jeopardy of being seized, levied upon or forfeited and
(ii) the failure to make such payment would not constitute a Material Adverse Effect.

     5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business (" Authorizations"), except where the failure to so preserve and maintain the existence of any Subsidiary and such Authorizations would not constitute a Material Adverse Effect and except that a merger permitted by Section 6.3 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

     5.3 Maintenance of Properties. Maintain, preserve and protect all of their then owned respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Prop- erty that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

     5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsid- iaries operate.

     5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

     5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries), permit the Administrative Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

     5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

     5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/ or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Bank or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

     5.9 Use of Proceeds. Use the proceeds of Loans solely for (a) retirement of outstanding Indebtedness under the Substituted Credit Facilities and (b) general working capital and corporate purposes of Borrower and its Subsidiaries, provided that in no event shall the proceeds of a Loan under the Line A Commitment be used to repay an outstanding Loan under the Line B Commitment.

     5.10 New Guarantor Subsidiaries. Cause each of its Subsidiaries which hereafter becomes a Guarantor Subsidiary to immediately execute and deliver to the Administrative Agent an instrument of joinder of the Subsidiary Guaranty.

     5.11 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, trans- ferability or use of such Real Property under any applicable Hazardous Materials Laws.

     5.12 Subsidiary Mortgages and Subsidiary Notes. Borrower shall cause each Subsidiary Note and Subsidiary Mortgage created after the Closing Date to be transferred in full by the applicable Guarantor Subsidiary to Borrower, and Borrower shall immediately thereafter transfer such new Subsidiary Notes and Subsidiary Mortgages to the REIT Subsidiary. Borrower shall provide Administrative Agent with a copy of each Subsidiary Note within thirty (30) days after the execution of such Subsidiary Note.

                                    Article 6
                               NEGATIVE COVENANTS

     So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of a Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Majority Banks or, if required by Section 11.2, of all of the Banks) otherwise consents:

     6.1 Prepayment of Indebtedness. Pay any principal or interest on any Indebtedness of Borrower or any of its Subsidiaries (other than Indebtedness under the Notes or the Swing Line Documents) prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrower or any of its Subsidiaries prior to the date when due, in each case if an Event of Default then exists or would result therefrom.

     6.2 Payment of Subordinated Obligations. Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation except as expressly permitted in the last sentence of this Section 6.2, or (b) scheduled interest on any Subordinated Obligation, if an Event of Default described in Sections 9.1( a) or 9.1( b) then exists or would result therefrom; provided, however, that this Section 6.2 is in no way in limitation of any additional rights the Banks may have to block payments with respect to any Subordinated Obligation. The principal amount of Subordinated Obligations may be prepaid or redeemed but only
(A) if (i) an Event of Default does not then exist and would not result therefrom and (ii) Borrower has not received written notice from the Administrative Agent or a Bank that a Default has occurred and such Default remains uncured; and (B) to the extent of an amount equal to the sum of (x) the net cash proceeds from the issuance by Borrower of its capital stock (that is not Disqualified Stock) after January 1, 1994 plus (y) the following percentages of total new cash Subordinated Obligation borrowings by Borrower after January 1, 1994, provided that such borrowings have a maturity no earlier than one (1) year after the Maturity Date.

                                 Principal Amount
          Percentage             Borrowed in Cash
          ----------             ----------------
             -0-                 first $50,000,000

             50%                 next $50,000,000

             100%                amounts over $100,000,000

     6.3 Mergers and Sale of Assets.

               (a) Merge or consolidate with or into any Person, except mergers and consolidations of a Subsidiary of Borrower into Borrower or a Guarantor Subsidiary with, if applicable, Borrower as the surviving entity, provided that Borrower and each of its Subsidiaries has executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger.

               (b) Make any Disposition of its Property other than the sale of Property for cash and/ or other Property which in the aggregate have the fair equivalent value to the Property sold; provided, however, that no Property shall be sold by way of Disposition (nor shall there be any related sales of Property) if the value of the Property sold is in excess of $5,000,000, excluding foreclosures on liens encumbering life insurance policies (or transfers in lieu thereof) issued under the Borrower's SERP Program and/ or KELP Program permitted under
          Section 6.8( i).

               (c) Notwithstanding the foregoing provisions of this Section 6.3 or any other provision of this Agreement, Transfers of Property (including Cash) by and among Borrower and any of its wholly- owned Subsidiaries for reasonably equivalent value are not restricted.

          Notwithstanding the foregoing provisions of this Section 6.3 or any other provision of this Agreement, Transfers of Property (including
          Cash) by any directly or indirectly wholly- owned Subsidiary of Borrower to its parent corporation( s) are not restricted.

     6.4 Hostile Tender Offers. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified Borrower that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

     6.5 Distributions. As to Borrower and any Subsidiaries of Borrower which are not wholly- owned Subsidiaries of Borrower, make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, unless
(a) such Distribution could have been made on the last day of the most recently ended Fiscal Quarter without causing a violation of Section 6.11 as of such last day of such Fiscal Quarter and (b) in the case of a Distribution by Borrower (i) an Event of Default does not then exist and would not result therefrom and (ii) Borrower has not theretofore received written notice from the Administrative Agent or a Bank that a Default has occurred and such Default remains uncured, provided however that a Distribution may be made if such Distribution constitutes a dividend on capital stock of Borrower that was otherwise permissible to be made at the time it was declared payable by Borrower's board of directors and that is in fact paid within 60 days after such declaration.

     6.6 ERISA.

               (a) At any time, permit any Pension Plan to:

                    (i) engage in any non- exempt "prohibited transaction" (as defined in Section 4975 of the Code);

                    (ii) fail to comply with ERISA or any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                    (iii) incur any material "accumulated funding deficiency"
               (as defined in Section 302 of ERISA); or

                    (iv) terminate in any manner, which, with respect to each
               event listed above, could reasonably be expected to result in a Material Adverse Effect.

               (b) Withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

     6.7 Change in Nature of Business. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole. In addition, Borrower shall not (except through a Subsidiary) engage, in any material respect, in business activities other than acting as a holding company for its Subsidiaries.

     6.8 Liens. Create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

               (a) Permitted Encumbrances;

               (b) Liens that may exist from time to time under the Loan Documents;

               (c) existing Liens disclosed in Schedule 6.8 and any renewals or extensions thereof; provided that the obligations secured or benefited thereby are not increased;

               (d) Liens on Real Property acquired (whether before or after the Closing Date) by Borrower or any of its Subsidiaries that both (i) secure solely Non- Recourse Debt and (ii) (A) secure solely purchase money Indebtedness with respect to the Real Property (which Indebtedness, within the limitations set out below, may include a profit or a revenue sharing component arising from such Real Property for the benefit of the seller) or (B) encumbered the Real Property at the time of its acquisition by Borrower or its Subsidiary or were placed thereon to refinance or borrow an amount up to the purchase price within 90 days after the acquisition (which Indebtedness, within the limitations set out below, may include a profit or a revenue sharing component arising from such Real Property for the benefit of the seller). Profit or revenue sharing rights in favor of a seller of Real Property shall be permissible hereunder only if the aggregate of Borrower's Real Property purchase cost and direct construction costs for all Real Property then subject to such rights does not, when added to any amount calculated under Sections 6.8( e),
          (g) and (h), at any time exceed 10% of Tangible Net Worth;

               (e) Liens on Administrative Property owned by Borrower or any of its Subsidiaries that (i) secure solely Non- Recourse Debt, (ii) each secure a loan of no more than 150% of the direct costs of construction of constructing non- residential improvements located on the applicable Administrative Property, which loan is procured within three (3) months following the issuance of the final occupancy permits for such improvements, provided that any amounts secured by such Liens, together with amounts calculated under the last sentence of
          Section 6.8( d), under Section 6.8( g) and under Section 6.8( h), do not, in the aggregate, exceed 10% of Tangible Net Worth at any time. Administrative Property shall mean a building or buildings (and a reasonable amount of Real Property under each such building not to exceed ten (10) acres) used primarily for the administrative purposes of Borrower and it Subsidiaries in the ordinary course of the their business;

               (f) [Intentionally Left Blank];

               (g) Liens that may exist on property of Borrower or one of its Subsidiaries that has been used in the construction of improvements on real property that is not then owned by Borrower or one of its Subsidiaries, or Liens on such real property, provided that (i) Borrower or a Guarantor Subsidiary holds a written contractual or other legal right to acquire title to such real property (or to direct the acquisition of such title) and intends to do so and (ii) the cost to Borrower or the Subsidiary of any and all such improvements, together with the amounts calculated under the last sentence of
          Section 6.8( d) and under Sections 6.8( e) and (h), do not, in the aggregate, exceed 10% of Tangible Net Worth at any time;

               (h) Liens otherwise permissible under Section 6.8( d) with respect to Real Property owned by Borrower or one of its Subsidiaries on which Real Property improvements have been constructed by Borrower or a Subsidiary, provided that the cost to Borrower or a Subsidiary of such improvements, together with the amounts calculated under the last sentence of Section 6.8( d) and under Sections 6.8( e) and (g) do not, in the aggregate, exceed 10% of Tangible Net Worth at any time;

               (i) Liens that do not provide for priority in the event Borrower becomes subject to Debtor Relief Laws and that arise in connection with the Borrower's Special Employee Compensation Programs, to the extent that (1) such Liens cover life insurance policies securing the employee obligations under such programs, or (2) such Liens cover property (other than life insurance policies) securing Indebtedness that constitutes borrowings from the respective issuers of such policies, provided that such Indebtedness constitutes Non- Recourse Debt, such Indebtedness does not exceed the cumulative excess cash surrender value in such policies, such Indebtedness does not exceed $10,000,000 and the value of the property securing such Indebtedness does not exceed $10,000,000; and

               (j) Permitted REIT Related Liens.

     6.9 Indebtedness. Create, incur or assume any Indebtedness (other than accrual of interest) except the following but only if a Default or Event of Default does not then exist and would not result therefrom:

               (a) Non- Recourse Debt for which the corresponding Lien is otherwise permissible under Section 6.8( d), (e), (g), (h) or (i), provided that such Indebtedness is in compliance with the requirements of such Section,

               (b) [Intentionally Left Blank],

               (c) Indebtedness incurred pursuant to commitments and proposed commitments therefor that are identified on Schedule 6.9 (including replacements of such commitments), but only to the maximum amount available shown on such Schedule,

               (d) Indebtedness that constitutes Subordinated Obligations so long as no principal repayment (or any nature of reserve therefor) is due until at least one (1) year after the Maturity Date,

               (e) Indebtedness outstanding under the Notes or the Swing Line Documents,

               (f) Indebtedness constituting a refinancing on not materially less favorable terms of Indebtedness permitted under this Section 6.9,

               (g) Indebtedness constituting reimbursement obligations incurred with respect to standby letters of credit issued in the ordinary course of Borrower's and its Subsidiaries real estate development business,

               (h) Indebtedness by and among Borrower and its Subsidiaries, so long as such Indebtedness is not otherwise restricted hereunder (such as under Section 6.16( d) with respect to certain Investments), and

               (i) Unsecured Indebtedness incurred by Borrower (and any guaranty of such Indebtedness by a Subsidiary), provided that any such unsecured Indebtedness having an initial maturity of one (1) year or less and outstanding under either a working capital facility or a bid line of credit shall be limited to an aggregate principal amount outstanding at any one time of $25,000,000 and, provided further, that a guaranty of any such unsecured Indebtedness by one or more Subsidiaries shall be permissible only if such unsecured Indebtedness constitutes a loan of money (or a reimbursement obligation under a letter of credit) and only if the credit instrument evidencing such unsecured Indebtedness expressly states that the funds loaned thereunder are being made available to Borrower solely for the general working capital and corporate purposes of Borrower and its Subsidiaries, without any portion thereof being required to be used for any particular purpose.

     6.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements and indemnification arrangements with directors or officers in the ordinary course of business, (b) transactions between or among Borrower and its Guarantor Subsidiaries, (c) Investments in Subsidiaries specifically permitted in Section 6.16( d)( ii) and (d) transactions on overall terms at least as favorable to Borrower and its Guarantor Subsidiaries as would be the case in an arm's- length transaction between unrelated parties of equal bargaining power.

     6.11 Tangible Net Worth. Permit Tangible Net Worth, as of the last day of any Fiscal Quarter ending on or after March 31, 2000, to be less than the sum of
(a) $375,000,000 plus (b) an amount equal to 75% of the cumulative Net Income earned in all Fiscal Quarters ending after March 31, 2000 (with no deduction for a net loss in any such Fiscal Quarter), plus (c) an amount equal to 50% of the aggregate cumulative increases in Stockholders' Equity after March 31, 2000 by reason of the issuance and sale of capital stock by Borrower (including upon any conversion or exchange of debt securities of Borrower into such capital stock).

     6.12 Consolidated Fixed Charge Coverage.

               (a) Permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter ending on or after March 31, 2000, to be less than 1.75: 1.00; or

               (b) On and before December 31, 2001, permit, as of the last day of any two consecutive Fiscal Quarters, both (i) the Leverage Ratio to be greater than

          2.00 to 1.00 but less than 2.15 to 1.00 and (ii) the Consolidated Fixed Charge Coverage Ratio to be less than 2.50 to 1.00.

     6.13 Debt to Net Worth. Permit the Leverage Ratio, as of any Fiscal Quarter ending on or after March 31, 2000, to be greater than the ratio set forth below opposite the period during which such Fiscal Quarter ends:

                                            Leverage
                   Period                    Ratio
                   ------                    -----
               March 31, 2000              2.15: 1.00
                  through
              December 31, 2001

               January 1, 2002             2.00: 1.00
                and thereafter

     6.14 Adjusted Senior Debt to Net Worth. Permit the ratio of Adjusted Senior Debt to Tangible Net Worth, each as of any Fiscal Quarter ending on or after March 31, 2000, to be greater than 1.30: 1.00.

     6.15 Liquidity. Permit, as of the last day of any Fiscal Year, beginning June 30, 2000, the ratio of Adjusted EBITDA for such Fiscal Year to Specified Charges for such Fiscal Year to be less than 0.75: 1.00, provided that any such failing shall not constitute an Event of Default under Section 9.1( c) unless and until Borrower shall also permit, as of the last day of the immediately succeeding Fiscal Quarter, the ratio of Adjusted EBITDA for the four (4) Fiscal Quarter period then ending to Specified Charges for such four (4) Fiscal Quarter period to also be less than said specified ratio.

     6.16 Investments. Make or suffer to exist any Investment, other than:

               (a) Investments in existence on the Closing Date and disclosed on
          Schedule 6.16;

               (b) Investments consisting of Cash and Cash Equivalents;

               (c) Investments consisting of or evidencing the extension of credit to customers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

               (d) Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary in Borrower or another Subsidiary provided that (i) each such Subsidiary engages in the acquisition, development, construction or financing of real estate as a material portion of its business, (ii) the book value of Investments in

          Subsidiaries that engage in real estate activities other than the acquisition, development, construction or financing of residential real estate as a material portion of their business activities plus the cumulative amount of Investments permitted under clause (g) shall not exceed, in the aggregate at any date of determination, more than 10% of Tangible Net Worth as of the end of the then most recently ended Fiscal Quarter and (iii) the book value of Investments in Subsidiaries that are not Guarantor Subsidiaries shall not exceed, in the aggregate at any date of determination, $10,000,000. All references to "Investments" in clauses (ii) and (iii) shall specifically include guaranties, as provided in the definition of "Investments," provided that (A) each such guaranty shall be limited to a fixed dollar amount, (B) the maximum amount of exposure under each such guaranty shall be included in determining whether the 10% of Tangible Net Worth threshold under clause (ii) above has been met and
          (C) except for such guaranties, all Investments, in order to qualify under clause (ii) above, must be non- recourse to Borrower and its Subsidiaries. The termination or release (in whole or in part) of any such guaranty that is treated as an Investment (in the absence of payment thereunder) shall thereupon result in a corresponding reduction in the measured amount of such Investment;

               (e) Investments received in connection with the settlement of a bona fide dispute with another Person;

               (f) Investments representing all or a portion of the sales price for Property sold to another Person; and

               (g) Investments (i) consisting of readily marketable securities actively traded on a public exchange or (ii) in Persons (other than Subsidiaries), each of which Persons does not, as a material portion of its business, engage in activities other than those related to the acquisition, development, construction or financing of real estate, provided that (A) the cumulative dollar amount of Investments under clause (g)( i) (net of cumulative cash payments in respect of such Investments) shall at no time exceed $2,000,000, (B) the cumulative dollar amount of Investments under this clause (g) plus the cumulative amount of Investments permitted under clause (d)( ii), shall not exceed, in the aggregate at any date of determination, more than 10% of Tangible Net Worth as of the end of the then most recently ended Fiscal Quarter, (C) such Investments are non- recourse to Borrower and its Subsidiaries and (D) neither Borrower nor any of its Subsidiaries becomes obligated (as guarantor or otherwise) for such Person's Indebtedness to third parties.

     6.17 Unentitled Land. Permit the total amount of Borrower's and its Subsidiaries' Cash investment in Unentitled Land (including, without limitation, all Cash expenditures reasonably allocated to the acquisition, development, maintenance and holding of such Unentitled Land) to exceed 20% of Tangible Net Worth at any time on or after March 31, 2000.

     6.18 Unsold Homes in Production. For any two (2) consecutive Fiscal Quarters, beginning with the Fiscal Quarter ending March 31, 2000, Permit the number of Unsold Homes (other than (i) Unsold Homes included in development projects with respect to which, on the date of determination, 12 months has not elapsed since the closing of the sale of the first housing unit and (ii) Unsold Homes that are then reasonably being used as sales models or as vacation apartments for marketing purposes (collectively, "Excluded Unsold Homes")), as of the end of such Fiscal Quarters to exceed the applicable percentage shown below of the number of housing unit sale closings of Borrower and its Guarantor Subsidiaries (other than sale closings of housing units that are Excluded Unsold Homes) that occurred in the twelve (12) months immediately prior to each such Fiscal Quarter end:

                                                          Applicable
         Any Fiscal Quarter Ending                        Percentage
         -------------------------                        ----------
         September 30th                                      35%

         December 31st                                       35%

         March 31st                                          30%

         June 30th                                           25%

     6.19 REIT Subsidiary; Subsidiary Notes and Mortgages.

               (a) Permit less than 100% of the common stock of the REIT Subsidiary to be held by Borrower;

               (b) Permit less than 75% of all other record and beneficial ownership interests in the REIT Subsidiary (other than the common stock of the REIT Subsidiary) to be held by Borrower;

               (c) Permit any Subsidiary Note or Subsidiary Mortgage to be materially modified without the prior consent of the Majority Banks;

               (d) Permit any Subsidiary Note to be held or payable to any Person other than Borrower or the REIT Subsidiary;

               (e) Permit any Person, other than the Borrower or the REIT Subsidiary, to hold a legal or beneficial interest in any Subsidiary Note or Subsidiary Mortgage;

               (f) Permit a Lien to arise on any Subsidiary Note in favor of any Person;

               (g) Permit any Subsidiary Mortgage to be recorded in the public real estate records or permit any other action to be taken to perfect any Lien arising under any Subsidiary Mortgage under any applicable Law;

               (h) Permit a Lien under any Subsidiary Mortgage to arise in favor of any Person other than the Borrower or the REIT Subsidiary;

               (i) Permit the REIT Subsidiary to engage in any business other than:

                    (1) holding and servicing the Subsidiary Notes and
               Subsidiary Mortgages; or

                    (2) owning or operating (or leasing to Guarantor
               Subsidiaries wholly- owned by Borrower) golf courses and golf course facilities used in the operation of Borrower's community developments from time to time; or

               (j) Permit the REIT Subsidiary to create, incur, assume or suffer to exist any Indebtedness (including without limitation any non-recourse debt encumbering property of the REIT Subsidiary) other than as may be associated with the businesses described in clause i( 2) and is (i) owing to Borrower or one of its wholly- owned Guarantor Subsidiaries or (ii) immaterial current operating debt.

                                    Article 7
                     INFORMATION AND REPORTING REQUIREMENTS

     7.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of a Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Majority Banks) otherwise consents, deliver to the Administrative Agent and the Banks, at Borrower's sole expense:

               (a) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for each Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) the consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year- end accruals and audit adjustments;

               (b) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year (including the Fiscal Year ending June 30, 2000), (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, shareholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations, in each case as at and for the Fiscal Year, all in reasonable detail. In the case of clause (i), such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and opinion of KPMG Peat Marwick or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Majority Banks, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception reasonably determined by the Majority Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report and opinion shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such account-ants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections
          6.11 through 6.15, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement. In the case of clause (ii), such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods;

               (c) As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year (including the Fiscal Year beginning July 1, 2000), a budget by Fiscal Quarter for that Fiscal Year and a strategic plan by Fiscal Year for the three Fiscal Years following the budgeted year, including for the Fiscal Year just commenced, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the next three succeeding Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flow, of Borrower and its Subsidiaries, all in reasonable detail;

               (d) Promptly after request by the Administrative Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

               (e) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15( d) of the Securities Exchange Act of 1934 and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section 7.1;

               (f) Except as prohibited by Law, promptly after request by the Administrative Agent or any Bank, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency;

               (g) Promptly upon a Senior Officer becoming aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) "report- able event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (h) As soon as practicable, and in any event within two Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or any of its Subsidiaries are taking or propose to take with respect thereto;

               (i) Promptly upon a Senior Officer becoming aware that (i) any Person commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $1,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of its Subsidiaries, (iii) any Person commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $1,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, or (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower and its Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

               (j) No later than 7 days prior to its creation, written notice of any Lien to be created pursuant to Section 6.8( e), together with a reasonably detailed description of such Lien and the Indebtedness to be secured thereby; and

               (k) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Bank (through the Administrative Agent) or the Majority Banks.

     7.2 Compliance Certificates. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of a Commitment remains outstanding, Borrower shall deliver to the Administrative Agent and the Banks, at Borrower's sole expense, (a) a Compliance Certificate concurrently with each financial statement required pursuant to Sections 7.1( a) and 7.1( b), and (b) a Compliance Certificate (limited to showing the calculation of the Leverage Ratio as of the previous June 30) on or before each August 29.

In the case of the Compliance Certificates delivered on or before each August 29, calculations shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter.

                                    Article 8
                                   CONDITIONS

     8.1 Initial Advances, Etc.. The effectiveness of this Agreement as an amendment and restatement of the Second Amended Loan Agreement, and the effectiveness of the other Loan Documents as amendments and restatements of the other Pre- Existing Loan Documents, and the obligation of each Bank to make the initial Advance to be made by it and, if applicable, to make or accept an Adjusting Purchase Payment, and the obligation of the Issuing Bank to issue any Letter of Credit are subject to the following conditions precedent, each of which must be satisfied unless all of the Banks, in their sole and absolute discretion, shall agree otherwise:

               (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                    (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrower;

                    (2) a Line A Note and a Line B Note executed by Borrower in favor of each Bank, each such Note in a principal amount equal to that Bank's Pro Rata Share of the applicable Commitment;

                    (3) the Subsidiary Guaranty executed by each Guarantor
               Subsidiary;

                    (4) the Swing Line Documents, executed by Borrower;

                    (5) with respect to Borrower and each Guarantor Subsidiary, such documentation as may be required to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/ or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                    (6) the Opinions of Counsel;

                    (7) a Certificate of a Responsible Official certifying that the copies of the Indentures attached thereto are true, current and complete copies;

                    (8) a Certificate of a Responsible Official signed by a
               Senior Officer certifying that the conditions specified in Sections 8.1( a)( 9), 8.1( d) and 8.1( e) have been satisfied; and

                    (9) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

               (b) The fees payable pursuant to Sections 3.2 and 3.3 shall have been paid and any accrued interest and fees under the Pre- Existing Loan Documents shall have been paid as specified in Section 3.16.

               (c) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

               (d) The representations and warranties of Borrower contained in
          Article 4 shall be true and correct.

               (e) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

               (f) The Consolidated Fixed Charge Coverage Ratio shall be no less than 3.00: 1.00.

               (g) The applicable Banks shall have made the Adjusting Purchase Payments as specified in Section 2.9 hereof.

     8.2 Any Increasing Advance. The obligation of each Bank to make any Advance which would increase the principal amount outstanding under the Notes and Swing Line Documents and the obligation of the Issuing Bank to issue a Letter of Credit are subject to the following conditions precedent:

               (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Majority Banks, the representations and warranties contained in Article 4 (other than Sections 4.4( a), 4.6 (first sentence), and 4.10), shall be true and complete on and as of the date of the Advance as though made on that date;

               (b) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

               (c) the Consolidated Fixed Charge Coverage Ratio shall be no less than 2.25: 1.00;

               (d) in the case of any Letter of Credit, any Swing Line Advance or any Advance with respect to the Line A Commitment, the Consolidated Fixed Charge Coverage Ratio shall be no less than 3.00: 1.00;

               (e) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan referred to in the second sentence of Section 2.1( b), if applicable) and the Issuing Bank shall, in the case of a Letter of Credit, have received a Request for Letter of Credit in compliance with Article 2;

               (f) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Majority Banks reasonably may require; and

               (g) the Administrative Agent shall have received, concurrently with the corresponding Request for Loan (or, if applicable, the telephonic notice thereof, under Section 2.1( b)), a fully and accurately completed Loan Compliance Certificate, dated the date the Loan is to be made, and, on the date of the Loan, Borrower and its Subsidiaries shall be in compliance with all requirements specified thereon with respect to the nature and amount of the requested Loan.

     8.3 Any Advance. The obligation of each Bank to make any Advance is subject to the condition precedent that, except as provided for in Section 2.1( g), the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan referred to in the second sentence of Section 2.1( b), if applicable).

     8.4 Return of Pre- Existing Notes. Upon the effectiveness of this Agreement, including the delivery by Borrower of all documents required under
Section 8.1, the Banks holding the Pre- Existing Notes shall return them to Borrower, in each case marked "Canceled and Replaced."

                                    Article 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

     9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Borrower fails to pay any principal Indebtedness on any Note or any Swing Line note on the date when due or fails to pay to the Issuing Bank the amount drawn under any Letter of Credit as required under Section 2.12( d); or

               (b) Borrower fails to pay any interest on any Note, or any fees under Sections 3.2, 3.3 or 3.4 or any portion thereof, within five (5) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Banks under any Loan Document, or any portion thereof, within five (5) Banking Days after written notice of such failure; or

               (c) Borrower fails to comply with any of the covenants contained in Sections 5.2, 5.9, 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.11, 6.12, 6.13,
          6.14, 6.15, 6.16, 6.18, 6.19 or 7.1( h), and, in the case of Sections
          6.4, 6.7 or 6.16 only, ten (10) days have elapsed without cure after either a Senior Officer of Borrower has actual knowledge of such failing or the Administrative Agent shall have given Borrower notice of such failing; or

               (d) Borrower, any of its Guarantor Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed within ten (10) days after the giving of notice by the Administrative Agent on behalf of the Majority Banks of such Default; or

               (e) Any representation or warranty of Borrower or any of its Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any material respect; or

               (f) Borrower or any of its Guarantor Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness for borrowed money of $5,000,000 or more (other than Non- Recourse Debt specified in Section 6.8( d)), or any guaranty of present or future Indebtedness for borrowed money of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future Indebtedness for borrowed money of $5,000,000 or more (other than Non- Recourse Debt specified in Section 6.8( d)), or of any guaranty of present or future Indebtedness for borrowed money of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due; or

               (g) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Indebtedness due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

               (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Banks or satisfaction in full of all the Obli- gations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Majority Banks, is materially adverse to the inter- ests of the Banks; or any Party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

               (i) A final judgment against Borrower or any of its Guarantor Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

               (j) Borrower or any of its Guarantor Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relat- ing to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

               (k) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

               (l) Any determination is made by a court of competent jurisdiction that the 9- 3/ 4% Senior Subordinated Debt Due 2003, the 9- 3/ 4% Senior Subordinated Debt Due 2008, the 9.00% Senior Subordinated Debt Due 2006, the 9- 3/ 8% Senior Subordinated Debt Due 2009, the 10- 1/ 4% Senior Subordinated Debt Due 2010 or any other Subordinated Obligation is not subordinated in accordance with its terms to the principal or interest under the Notes or the Swing Line Documents; or

               (m) Any Pension Plan maintained by Borrower or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect.

     9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1( j):

                    (1) the commitment to make Advances and all other
               obligations of the Administrative Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the Majority Banks (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Majority Banks, as the case may be, to reinstate the Commitments and make further Advances, which waiver or determi-nation shall apply equally to, and shall be binding upon, all the Banks;

                    (2) the Issuing Bank may, with the approval of the Majority
               Banks, demand immediate payment by Borrower of an amount equal to the aggregate drawable face amount of all then outstanding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder, and Borrower hereby grants to the Administrative Agent, on behalf of the Banks, a security interest in such funds and any such account to secure the Obligations; and

                    (3) the Majority Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/ or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (b) Upon the occurrence of any Event of Default described in
          Section 9.1( j):

                    (1) the commitment to make Advances and all other
               obligations of the Administrative Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

                    (2) an amount equal to the aggregate drawable face amount of all then outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest- bearing cash collateral account as collateral hereunder, and Borrower hereby grants to the Administrative Agent, on behalf of the Banks, a security interest in such funds and any such account to secure the Obligations; and

                    (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (c) Upon the occurrence of any Event of Default, the Administrative Agent or (but only upon directive of the Majority Banks) any of the Banks, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to protect, exercise and enforce the rights and remedies of the Administrative Agent and the Banks under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

               (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Majority Banks in their sole discretion, and all payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements and the allocated costs of attorneys employed by the Administrative Agent) of the Administrative Agent and of the Banks, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan

          Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued accel- eration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Law or in equity.

                                   Article 10
                            THE ADMINISTRATIVE AGENT

     10.1 Appointment and Authorization. Subject to Section 10.8, each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

     10.2 Administrative Agent and Affiliates. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it was not the Administrative Agent, and the term "Bank" or "Banks" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it was not the Administrative Agent and without any duty to account therefor to the Banks. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or (except as expressly provided elsewhere herein) for any monies received by it in its capacity as a Bank hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

     10.3 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including attorneys' fees and disbursements and other professional services and the allocated costs of attorneys employed by the Administrative Agent or a Bank) and subject to the application of payments in accordance with Section 9.2( d), each Bank shall have an interest in the Banks' interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

     10.4 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

     10.5 Action by Administrative Agent.

               (a) The Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

               (c) Both before and after any Default, the Administrative Agent shall be required to act or not act upon the instructions of the Majority Banks (or all of the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in a risk of liability to the Administrative Agent. The Administrative Agent may, without the consent of the Majority Banks, take such actions and exercise such discretion as is specified herein. In addition, should the Administrative Agent propose a course of conduct with respect to the administration of the Loan Documents in writing to the Banks and should the Majority Banks (or any of the Banks, if unanimous approval of such action is required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent of the proposed course of action, to instruct the Administrative Agent to the contrary, then the Administrative Agent, in its sole discretion, may act or not act as the Administrative Agent deems advisable pursuant to such course of conduct.

               (d) The Administrative Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Majority Banks (or all the Banks, if required under Section 11.2) or as permitted under clause (c), above, notwithstanding any other provision hereof.

     10.6 Liability of Administrative Agent. Neither the Administrative Agent or the Lead Arranger and Sole Book Manager nor any of their Affiliates, directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its Affiliates, directors, officers, agents, employees and attorneys:

               (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Bank.

               (b) May consult with legal counsel (including in- house legal counsel), accountants (including in- house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/ or its Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

               (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

               (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Borrower or its Subsidiaries.

               (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

               (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

               (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Banks and (to the extent applicable) Borrower and/ or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     10.7 Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share of the Commitments, indemnify and hold the Administrative Agent and the Lead Arranger and Sole Book Manager and their Affiliates, directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes or the Swing Line Documents) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand for that Bank's Pro Rata Share of any out- of- pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. If payment is made by Borrower or another Party to the Administrative Agent for such cost or expense after reimbursement to the Administrative Agent by a Bank, the Administrative Agent shall reimburse such Bank, as applicable. Nothing in this Section 10.7 shall entitle the Administrative Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries.

     10.8 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon thirty (30) days notice to the Banks and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor managing agent for the Banks, which successor managing agent shall be approved by Borrower (and such approval shall not be unreasonably withheld). If no successor managing agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor managing agent from among the Banks. Upon the acceptance of its appointment as successor managing agent hereunder, such successor managing agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor managing agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.10 and 11.20, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     10.9 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Administrative Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                   Article 11
                                  MISCELLANEOUS

     11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Banks provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

     11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Majority Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

               (a) To amend or modify (i) the amount or payment terms of principal or interest payable on the Notes, (ii) the amount of the Commitments, (iii) the amount or payment terms of any commitment or other fee or amount payable to the Banks generally under the Loan Documents;

               (b) To extend the term of the Commitments or to release a guarantor under the Subsidiary Guaranty (except as provided in Section 5.10);

               (c) To amend the provisions of the definition of "Majority Banks", Section 9.2( d), 10.3, 11.2, 11.9 or 11.10; or

               (d) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent. The provisions of Article 10 and the provisions of the Loan Documents dealing with the rights and responsibilities of the Administrative Agent may not be amended without the consent of the Administrative Agent.

     11.3 Costs, Expenses and Taxes. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lead Arranger and Sole Book Manager in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and Lead Arranger and Sole Book Manager and the Banks in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out- of- pocket expenses and the reasonable fees and out- of- pocket expenses of any legal counsel (including allocated costs of in- house legal counsel employed by the Administrative Agent, the Lead Arranger and Sole Book Manager or any
Bank), independent public accountants and other outside experts retained by the Administrative Agent, the Lead Arranger and Sole Book Manager or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Agent, the Lead Arranger and Sole Book Manager or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent and Lead Arranger and Sole Book Manager reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding, in the case of each Bank, the Administrative Agent, and each Eligible Assignee, and any Affiliate or LIBOR Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on its by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any governmental authority) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.19, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered here- under or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent, the Lead Arranger and Sole

Book Manager and the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent, the Lead Arranger and Sole Book Manager or any Bank under this Section 11.3 shall bear interest from the tenth day following the date of demand for payment at the Default Rate.

     11.4 Nature of Banks' Obligations. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent, the Lead Arranger and Sole Book Manager or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several. A default by any Bank will not increase the Pro Rata Share of the Commitments attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

     11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Bank, notwithstanding any investigation made by the Administrative Agent or any Bank or on their behalf.

     11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 11.6. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; or if given by personal delivery (including delivery by courier), when delivered. If a notice is being given of the occurrence of a Default or Event of Default, the Person giving the notice shall use reasonable efforts to either give or supplement such notice with a notice by telecopy.

     11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     11.8 Binding Effect; Assignment.

               (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and assigns, except that Borrower may not assign its rights or responsibilities hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

               (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees a portion of its Pro Rata Share of the Commitments; provided that (i) except in the case of an assignment of the entire remaining Pro Rata Share of the assigning Bank, in no event shall an assignment be made that would reduce the remaining Pro Rata Share of the Commitment held by the assigning Bank to an amount below $10,000,000, (ii) such Eligible Assignee shall be subject to the prior reasonable approval of the Administrative Agent and Borrower, provided that Borrower's approval shall not be necessary if a Default or Event of Default exists and is then continuing, (iii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iv) the assignment shall not assign a Pro Rata Share of the Commitments equivalent to less than $10,000,000,
          (v) any such assignment must be made pro- rata with respect to the Line A and Line B Commitments, and (vi) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share of the Commitments therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Notes) to such assignee Bank, Notes evidencing that assignee Bank's Pro Rata Share of the Line A and Line B Commitments, and to the assigning Bank, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank. Other than as specifically permitted under Sections 11.8( a), 11.8( b), or 11.8( e), or as may be approved by the Majority Banks, no Bank shall be permitted to assign or otherwise transfer (including by participation) its interest in the Commitments, any Loan or any of the Loan Documents.

               (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitments being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

               (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it. After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Eligible Assignee, Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 1.1 giving effect thereto.

               (e) Each Bank may from time to time grant participations to a commercial bank or other financial institution (including another
          Bank) in a portion of its Pro- Rata Share of the Commitments; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purposes except, if the participation agreement so provides, for the purposes of Sections 3.5, 3.6, 11.10 and 11.21, (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection such Bank's rights and obligations under this Agreement and (v) the holder of such participation shall not be provided under its participation agreement with consent or approval rights with respect to any matters concerning the Loan Documents or the Loans except for those matters designated as requiring the consent or approval of all of the Banks under Section 11.2.

     11.9 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then, subject to applicable Laws: (a) The Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or other- wise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this
Section 11.9 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased.

     11.10 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent, the Lead Arranger and Sole Book Manager, the Syndication Agent, the Documentation Agent and each Bank and their Affiliates, directors, officers, agents, and employees (collectively the "Indemnitees") from and against: (a) Any and all claims, demands, actions or causes of action (except a claim, demand, action or cause of action for any amount excluded from the definition of "Taxes" in
Section 3.10( c)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or shareholders relating to the Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) Any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) Any and all liabilities, losses, costs or expenses (including attorneys' fees and the allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld). In connection with any claim, demand, action or cause of action covered by this Section 11.10 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent and the Lead Arranger and Sole Book Manager (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent and Lead Arranger and Sole Book Manager or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.10 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

     11.11 Nonliability of the Banks. Borrower acknowledges and agrees that:

               (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Banks are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Banks pursuant to the Loan Documents, neither the Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Banks;

               (c) The relationship between Borrower, on the one hand, and the Administrative Agent, the Lead Arranger and Sole Book Manager and/ or any of the Banks, on the other, is, and shall at all times remain, solely that of a borrower and lenders; neither the Administrative Agent, the Lead Arranger and Sole Book Manager nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent, the Lead Arranger and Sole Book Manager nor the Banks shall under any circumstance be deemed to be in a relationship of confidence (other than as specified in Section 11.22) or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent, the Lead Arranger and Sole Book Manager nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent, the Lead Arranger and Sole Book Manager or the Banks in connection with such matters is solely for the protection of the Administrative Agent, the Lead Arranger and Sole Book Manager and the Banks and neither Borrower nor any other Person is entitled to rely thereon; and

               (d) Neither the Administrative Agent, the Lead Arranger and Sole Book Manager nor the Banks shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/ or its Affiliates and

          Borrower hereby indemnifies and holds the Administrative Agent, the Lead Arranger and Sole Book Manager and the Banks harmless from any such loss, damage, liability or claim.

     11.12 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent, the Lead Arranger and Sole Book Manager and the Banks in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent, the Lead Arranger and Sole Book Manager and the Banks, and the Administrative Agent's, the Lead Arranger and Sole Book Manager's and the Banks' successors and assigns. Except as provided in Sections 11.8 and 11.10, no other Person shall have any rights of any nature hereunder or by reason hereof.

     11.13 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to the Banks or the Administrative Agent, do, execute and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     11.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Docu- ment, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.15 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California.

     11.16 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.17 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     11.18 Time of the Essence. Time is of the essence of the Loan Documents.

     11.19 Foreign Banks. Each Bank that is incorporated under the Laws of a jurisdiction other than the United States of America or any state thereof shall deliver to Borrower (with a copy to the Administrative Agent), within twenty days after the Closing Date (or after accepting an assignment interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W- 9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall
(a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all pay- ments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re- designation of its LIBOR Lending Office, if any) to avoid any requirement of applicable laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person.

     11.20 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent, the Lead Arranger and Sole Book Manager and each of the Banks and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the allocated costs of attorneys employed by the Administrative Agent, the Lead Arranger and Sole Book Manager or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly, in whole or in part, out of (i) the presence on or under any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean- up, transport or disposal of any Hazardous Materials at any time located or present on or under any Real Property. The foregoing indemnity shall further apply to any residual contamination on or under any Real Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused solely by the Administrative Agent, the Lead Arranger and Sole Book Manager or the Banks. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited corporate obligations of Borrower and shall not be secured by any deed of trust on any Real Property.

     11.21 Reference to Arbitration.

               (a) Mandatory Arbitration. Any controversy or claim between any Party or group of Parties, on the one hand, and the Administrative Agent, the Lead Arranger and Sole Book Manager or any Bank, or any group thereof, on the other hand, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U. S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (" AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               (b) Real Property Collateral. Should real property collateral hereafter be taken by the Banks to secure the Obligations, then, notwithstanding the provisions of Section 11.21( a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Bank which is secured by such real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 11.21(c).

               (c) Judicial Reference. A controversy or claim which is not submitted to arbitration as provided and limited in Sections 11.21( a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA- sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

               (d) Provisional Remedies, Self- Help and Foreclosure. No provision of this Section 11.21 shall limit the right of any party to this Agreement to exercise self- help remedies such as setoff, to foreclose against collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. Should real property collateral hereafter be taken by the Banks to secure the Obligations, then, at the Banks' option, foreclosure under any deed of trust or mortgage may be accomplished either by exercise of power or sale under the deed of trust or mortgage or by judicial foreclosure.

     11.22 Confidentiality. Each Bank agrees to hold any confidential information that it may receive from Borrower or Administrative Agent pursuant to this Agreement in confidence, except for disclosure: (a) To other Banks (or, subject to appropriate confidentiality restrictions, Affiliates of any Bank);
(b) To legal counsel and accountants or other professional advisors to Borrower or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.22; (c) To regulatory officials having jurisdiction over that Bank; (d) As required by Law or legal process or in connection with any legal proceeding to which that Bank is involved and that relates in some manner to the Loan Documents; and (e) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in one of its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.22. For purposes of the foregoing, "confidential information" shall mean the Strategic Plan, the information provided pursuant to Section 7.1( c) and any other written information respecting Borrower or its Subsidiaries provided to the applicable Bank and designated thereon to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement substantially similar to this Section 11.22. Nothing in this

Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Banks to Borrower.

     11.23 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN

AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DEL WEBB CORPORATION                    BANK OF AMERICA, N. A., as
                                        Administrative Agent


By:                                     By:
   ----------------------------------      -------------------------------------
   John A. Spencer                         Kelly M. Allred, Principal
   Executive Vice President

Address:                                Address:

Del Webb Corporation                    Bank of America, N. A.
6001 North 24th Street                  5 Park Plaza, Suite 500
Phoenix, Arizona 85016                  Irvine, California 92614
Attn: Treasurer                         Attn: Kelly M. Allred, Principal

Telephone:  (602) 808-8000              Telephone:  (949) 260-5654
Telecopier: (602) 808-8097              Telecopier: (949) 260-5639

With a copy to:                         BANK OF AMERICA, N. A., as a Bank

Del Webb Corporation
6001 North 24th Street
Phoenix, Arizona 85016                  By:
Attn: General Counsel                      -------------------------------------
                                           Kelly M. Allred, Principal
Telephone:  (602) 808-8000
Telecopier: (602) 808-8097              Address:

                                        Bank of America, N. A.
                                        5 Park Plaza, Suite 500
                                        Irvine, California 92614
                                        Attn: Kelly M. Allred, Principal

                                        Telephone:  (949) 260-5654
                                        Telecopier: (949) 260-5639

BANK ONE, NA, as Syndication Agent      BANK ONE, NA, as a Bank


By:                                     By:
   ----------------------------------      -------------------------------------
   Mark Kramer, Managing Director          Mark Kramer, Managing Director

Address:                                Address:

Bank One, NA                            Bank One, NA
One First National Plaza, Suite 0315    One First National Plaza, Suite 0315
Chicago, Illinois 60670                 Chicago, Illinois 60670
Attn: Patt Schiewitz, Vice President    Attn: Patt Schiewitz, Vice President

Telephone:  (312) 732-1148              Telephone:  (312) 732-1148
Telecopier: (312) 732-1117              Telecopier: (312) 732-1117

FLEET NATIONAL BANK, as                       FLEET NATIONAL BANK, as a Bank
Documentation Agent


By:                                     By:
   ----------------------------------      -------------------------------------

   ----------------------------------      -------------------------------------
   Printed Name and Title                  Printed Name and Title

Address:                                Address:

Fleet National Bank                     Fleet National Bank
Real Estate Development                 Real Estate Development
115 Perimeter Center Place,             115 Perimeter Center Place,
NE Suite 500                            NE Suite 500
Atlanta, Georgia 30346                  Atlanta, Georgia 30346
Attn: Steven P. Selbo, Director         Attn: Steven P. Selbo, Director

Telephone:  (770) 390-6522              Telephone:  (770) 390-6522
Telecopier: (770) 391-9811              Telecopier: (770) 391-9811

                                        AMSOUTH BANK



                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        Amsouth Bank
                                        1900 5th Avenue North
                                        AST - 10th Floor - RCL
                                        Birmingham, Alabama 35203
                                        Attn: Ronny Hudspeth

                                        Telephone:  (205) 307-4227
                                        Telecopier: (205) 801-0138

                                        BANK OF HAWAII



                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        Bank of Hawaii
                                        c/ o Viad Tower
                                        1850 N. Central Avenue, Suite 400
                                        Phoenix, Arizona 85004- 4541
                                        Attn: Donna Parker

                                        Telephone: (602) 257-2436
                                        Telecopier: (602) 257-2444

                                        BANK UNITED



                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        Bank United
                                        6991 East Camelback Road, C- 303
                                        Scottsdale, Arizona 85251
                                        Attn: Maureen Koerner
                                              Senior Vice President

                                        Telephone: (480) 945-7213
                                        Telecopier: (480) 941-0371

                                        COMERICA BANK



                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        Comerica Bank
                                        500 Woodward Avenue, 7th Floor
                                        Detroit, Michigan 48226- 3256
                                        Attn: Sam Meehan
                                              Assistant Vice President

                                        Telephone: (313) 222-5461
                                        Telecopier: (313) 222-9295

                                        COMPASS BANK



                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        Compass Bank
                                        2850 E. Camelback Road, Suite 140
                                        Phoenix, Arizona 85016
                                        Attn: Clint Anderson
                                              Vice President

                                        Telephone: (602) 522-6888
                                        Telecopier: (602) 840-1031

                                        GUARANTY FEDERAL BANK, F. S. B.



                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        Guaranty Federal Bank, F. S. B.
                                        Residential Real Estate Lending
                                        8333 Douglas Avenue, 10th Floor
                                        Dallas, Texas 75225
                                        Attn: Richard V. Thompson
                                              Vice President

                                        Telephone:  (214) 360-1963
                                        Telecopier: (214) 360-1661

                                        M & I THUNDERBIRD BANK


                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title


                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        M & I Thunderbird Bank
                                        One East Camelback Road
                                        Phoenix, Arizona 85012
                                        Attn: Ted Treat
                                              Vice President

                                        Telephone: (602) 241-6588
                                        Telecopier: (602) 241-6553

                                        PNC BANK, N. A.


                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        PNC Bank, N. A.
                                        Two Tower Center
                                        Real Estate Banking Group, 18th Floor
                                        Suite J3- JTTC- 18- 6
                                        East Brunswick, New Jersey 08816
                                        Attn: Douglas G. Paul

                                        Telephone: (732) 220-3566
                                        Telecopier: (732) 220-3744

                                        WELLS FARGO BANK


                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                        Address:

                                        Wells Fargo Bank
                                        MAC S4101- 110
                                        100 West Washington, 11th Floor
                                        Phoenix, Arizona 85003
                                        Attn: Rick Williams
                                              Vice President

                                        Telephone: (602) 378-3654
                                        Telecopier: (602) 378-3661